UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2014

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12540 Broadwell Road, Suite 1203
Milton, Georgia 30004
(Address of Principal Executive Offices)

(678) 871-7457
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

Item 1.01   Entry Into A Material Definitive Agreement

On October 17, 2014, Brooklyn Cheesecake & Desserts Company, Inc. (the “Company”) entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Here to Serve Holding Corp., a Delaware corporation, as seller (“Here to Serve”), the Company, as parent, Brooklyn Cheesecake & Dessert Acquisition Corp., a wholly-owned subsidiary of the Company, as buyer (the “Acquisition Corp.”), the Chief Executive Officer of the Company (the “Company Executive”), the majority shareholder of the Company (the “Company Majority Shareholder”) and certain shareholders of Here to Serve (the “Here to Serve Shareholders”), pursuant to which the Acquisition Corp acquired from Here to Serve all of Here to Serve’s right, title and interest in and to (i) 100% of the membership interests of Here to Serve – Missouri Waste Division, LLC d/b/a Meridian Waste, a Missouri limited liability company (“HTS Waste”); (ii) 100% of the membership interests of Here to Serve Technology, LLC, a Georgia limited liability company (“HTS Tech”); and (iii) 100% of the membership interests of Here to Serve – Georgia Waste Division, LLC, a Georgia limited liability company (“HTS Waste Georgia”, and together with HTS Waste and HTS Tech, collectively, the “Membership Interests”).  As consideration for the Membership Interests, on October 31, 2014 (the "Closing Date") (i) the Company issued to Here to Serve 9,054,134 shares of the Company’s common stock valued at $0.35 per share or $3,168.95 according to the closing price of the Company’s common stock on October 17, 2014, (the “Common Stock”); (ii) the Company issued to the holder of Class A Preferred Stock of Here to Serve (“Here to Serve’s Class A Preferred Stock”) 51 shares of the Company’s to-be-designated Class A Preferred Stock valued at $0.051 (the “Class A Preferred Stock”), which Class A Preferred Stock shall have the rights and preferences as described in the Purchase Agreement; (iii) the Company issued to the holder of Class B Preferred Stock of Here to Serve (Here to Serve’s Class B Preferred Stock”) an aggregate of 71,120 shares of the Company’s to-be-designated Class B Preferred Stock valued at $71 (the “Class B Preferred Stock”), which Class B Preferred Stock shall have the rights and preferences as described in the Purchase Agreement (the Common Stock, the Class A Preferred Stock and the Class B Preferred Stock are referred to as the “Purchase Price Shares;”), and (iv) the Company shall assume certain assumed liabilities valued at approximately $15,637,242 (the “Initial Consideration”).

As further consideration, on the Closing Date of the transaction contemplated under the Purchase Agreement, (i) in satisfaction of all accounts payable and shareholder loans, Here to Serve paid to the Company Majority Shareholder $70,000 and (ii) Here to Serve purchased from the Company Majority Shareholder 230,000 shares of the Company’s common stock for a purchase price of $230,000, with such shares cancelled immediately after such purchase.  Pursuant to the Purchase Agreement, to the extent Purchase Price Shares are issued to individual shareholders of Here to Serve at or upon closing of the Purchase Agreement: (i) shares of common stock of Here to Serve held by the individuals listed on Schedule 2.2 of the Purchase Agreement valued at $2,564,374.95 will be cancelled in accordance with such Schedule 2.2; (ii) 1,000,000 shares of Here to Serve’s Class A Preferred Stock valued at $1,000 will be cancelled; and (iii) 71,120 shares of Here to Serve’s Class B Preferred Stock valued at $7,121,000 will be cancelled (the “Additional Consideration”).
The closing of the Purchase Agreement resulted in a change of control of Brooklyn Cheesecake & Desserts Company, Inc.

The description of the Purchase Agreement set forth above is qualified in its entirety by reference to the full text of such Purchase Agreement filed on October 22, 2014 as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets

CLOSING OF THE AGREEMENT

As described in Item 1.01 above, on October 17, 2014, the Company entered into the Purchase Agreement which, on the Closing Date,  resulted in the Company acquiring the LLC Membership Interests. In exchange, the Company issued to the entities described above in Item 1.01, their designees or assigns, the Initial Consideration and the Additional Consideration.

Following the above transactions, there are 9,963,418 shares of the Company’s common stock issued and outstanding.

The directors of the Company have approved the Purchase Agreement and the transactions contemplated under the Purchase Agreement. The directors of Here to Serve and the Here to Serve Shareholders have approved the Purchase Agreement and the transactions contemplated thereunder. Immediately following the above described transactions, the Company changed its business plan to that of Here to Serve.

References to “we”, “our”, “us”, or “our Company”, from this point forward refer to Brooklyn Cheesecake & Desserts Company, Inc. as currently constituted with Brooklyn Cheesecake & Dessert Acquisition Corp., as our operating subsidiary, as owner of the business of Here to Serve and the limited liability companies owned and operated thereunder.

BUSINESS OF HERE TO SERVE HOLDING CORP.

Overview

Here To Serve Holding Corp., f/k/a F3 Technologies, Inc. (the “Company” or “Here to Serve,”) was incorporated in the State of Delaware as New Ithaca Corporation on September 22, 1983. Here to Serve is a holding company and, prior to the closing of the Purchase Agreement, was the sole owner of all membership interests in Here to Serve – Missouri Waste Division, LLC d/b/a Meridian Waste, a Missouri limited liability company (“HTS Waste”); (ii) Here to Serve Technology, LLC, a Georgia limited liability company (“HTS Tech”); and (iii) Here to Serve – Georgia Waste Division, LLC, a Georgia limited liability company (“HTS Waste Georgia”).  A description of the business of each such company follows.

Here to Serve – Missouri Waste Division, LLC d/b/a Meridian Waste

HTS Waste is a non-hazardous solid waste management company providing collection services for approximately 40,000 commercial, industrial and residential customers in Missouri. We own one collection operation based out of Bridgeton, Missouri.  Approximately 100% of HTS Waste’s 2013 revenue was from collection, utilizing over 60 collection vehicles.

Here to Serve began non-hazardous waste collection operations in May 2014 upon our acquisition of nearly all of the assets from Meridian Waste Service, LLC that in turn became the core of our operations. From our formation through today, we have begun to create the infrastructure needed to expand our operations through acquisitions and market development opportunities.

Waste Industry Overview

The non-hazardous solid waste industry can be divided into the following three categories: collection, transfer and disposal services.  Companies engaging in collection and/or transfer operations of solid waste typically have lower margins than those performing disposal service operations.  By vertically integrating collection, transfer and disposal operations, operators seek to capture significant waste volumes and improve operating margins.

During the past four decades, our industry has experienced periods of substantial consolidation activity; however, we believe significant fragmentation remains.  We believe that there are two primary factors that lead to consolidation:

●
Stringent industry regulations have caused operating and capital costs to rise, with many local industry participants finding these costs difficult to bear and deciding to either close their operations or sell them to larger operators; and

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Larger operators are increasingly pursuing economies of scale by vertically integrating their operations or by utilizing their facility, asset and management infrastructure over larger volumes and, accordingly, larger solid waste collection and disposal companies have become more cost-effective and competitive by controlling a larger waste stream and by gaining access to significant financial resources to make acquisitions.

Integration and Acquisitions

Vertical Integration and Internalization

Vertical integration is a key element of our operating strategy for the future because it will allow us to manage the waste stream from the point of collection through disposal, thereby maximizing the rate of waste internalization, increasing our operating margins and improving our operating cash flows.  Internalization refers to the disposal of collected waste into the landfills we own.  All collected waste must ultimately be processed or disposed of, with landfills being the main depository for such waste.  Generally, the most cost efficient collection services occur within a 35-mile operating radius from the disposal site (up to 100 miles if a transfer station is used).  Collection companies that do not own a landfill within such range from their collection routes will usually have to dispose of the waste they collect in landfills owned by third parties.  Thus, owning a landfill in a market area would provide substantial leverage in the waste management business.  We do not currently own any landfills as part of our operations. We currently have access to landfills located in St. Louis, Missouri and are actively seeking to purchase or lease a landfill, transfer station or waste-to-energy facility in order to internalize our existing volume. At this time, we have not located a landfill, transfer station or waste-to-energy facility for a lease or purchase.

Acquisition History and Outlook

Acquisitions will play a key role in our planned revenue growth and expansion into new markets.  Our acquisition of Meridian Waste Services, LLC currently provides us a platform and infrastructure to make additional acquisitions in the near future. We strive to integrate all of our completed acquisitions into our existing operations as soon as feasible; however, based on our current trajectory it may take up to a year to fully realize operating synergies for the acquisitions that we completed.

In 2015, we intend to continue seeking and pursuing attractive acquisition opportunities that enable us to grow our current operations based on (i) new markets, (ii) acquiring disposal and transfer capacity, and (iii) waste streams opportunities.  In 2015, we may consider a secondary offering to raise capital for immediate acquisition targets, secure a robust senior credit facility and register available authorized shares of our capital stock to pursue and consummate acquisitions that enable us to effectively build a comprehensive waste solutions enterprise.

HTS Waste Operations and Customers

The operations of HTS Waste consist of the collection of solid waste.

Customers

HTS Waste has a broad and diverse customer base.   We have two municipal contracts that accounted for 32% and 35% and 21% and 23% of HTS Waste’s long-term contracted revenue for the years ended December 31, 2013 and 2012 respectively.

Collection Services

HTS Waste provides solid waste collection services to approximately 40,000 industrial, commercial and residential customers in the Metropolitan St. Louis, Missouri area.  In 2013, its collection revenue consisted of approximately 14% from services provided to industrial customers, 21% from services provided to commercial customers and 65% from services provided to residential customers.

In our commercial collection operations, we supply our customers with waste containers of various types and sizes.  These containers are designed so that they can be lifted mechanically and emptied into a collection truck to be transported to a disposal facility.  By using these containers, we can service most of our commercial customers with trucks operated by a single employee.  Commercial collection services are generally performed under service agreements with a duration of one to five years with possible renewal options.  Fees are generally determined by such considerations as individual market factors, collection frequency, the type of equipment we furnish, the type and volume or weight of the waste to be collected, the distance to the disposal facility and the cost of disposal.

Residential solid waste collection services often are performed under contracts with municipalities, which we generally secure by competitive bid and which give us exclusive rights to service all or a portion of the homes in these municipalities.  These contracts usually range in duration from one to five years with possible renewal options.  Residential solid waste collection services may also be performed on a subscription basis, in which individual households or homeowners’ or similar associations contract directly with us.  The fees received for residential collection are based primarily on market factors, frequency and type of service, the distance to the disposal facility and the cost of disposal.

Additionally, we rent waste containers and provide collection services to construction, demolition and industrial sites.  We load the containers onto our vehicles and transport them with the waste to either a landfill or a transfer station for disposal.  We refer to this as “roll-off” collection.  Roll-off collection services are generally performed on a contractual basis.  Contract terms tend to be shorter in length and may vary according to the customers’ underlying projects.

Transfer and Disposal Services

Landfills are the main depository for solid waste in the United States.  Solid waste landfills are built, operated, and tied to a state permit under stringent federal, state and local regulations.  Currently, solid waste landfills in the United States must be designed, permitted, operated, closed and maintained after closure in compliance with federal, state and local regulations pursuant to Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended.  We do not operate hazardous waste landfills, which are subject to even greater regulations.  Operating a solid waste landfill includes excavating, constructing liners, continually spreading and compacting waste and covering waste with earth or other inert material as required, final capping, closure and post-closure monitoring.  The objectives of these operations are to maintain sanitary conditions, to ensure the best possible use of the airspace and to prepare the site so that it can ultimately be used for other end use purposes.

Access to a disposal facility is a necessity for all solid waste management companies.  While access to disposal facilities owned or operated by third parties can be obtained, we believe that it is preferable to internalize the waste streams when possible.

Transfer stations will allow us to consolidate waste for subsequent transfer in larger loads, thereby making disposal in our otherwise remote landfills economically feasible.  A transfer station is a facility located near residential and commercial collection routes where collection trucks take the solid waste that has been collected.  The waste is unloaded from the collection trucks and reloaded onto larger transfer trucks for transportation to a landfill for final disposal.  In addition to increasing our ability to internalize the waste that our collection operations collect, using transfer stations reduces the costs associated with transporting waste to final disposal sites because the trucks we use for transfer have a larger capacity than collection trucks, thus allowing more waste to be transported to the disposal facility on each trip.  It also increases the efficiency of our collection personnel and equipment because it allows them to focus more on collection.

Competition

The solid waste collection and disposal industry is highly competitive and fragmented and requires substantial labor and capital resources.  The industry presently includes large, publicly-held, national waste companies such as Republic Services, Inc. and Waste Management, Inc., as well as numerous other public and privately-held waste companies.  In our existing market and certain of the markets in which we will likely compete are served by one or more of these companies, as well as by numerous privately-held regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets.  We also compete with operators of alternative disposal facilities and with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations.  Public sector operations may have financial advantages over us because of their access to user fees and similar charges, tax revenues and tax-exempt financing.

We compete for collection based primarily on geographic location and the price and quality of our services.  From time to time, our competitors may reduce the price of their services in an effort to expand their market share or service areas or to win competitively bid municipal contracts.  These practices may cause us to reduce the price of our services or, if we elect not to do so, to lose business.

The solid waste collection and disposal industry has undergone significant consolidation, and, as a result of this consolidation, we encounter competition in our efforts to acquire landfills, transfer stations and collection operations.  Competition exists not only for collection, transfer and disposal volume but also for acquisition candidates.  We generally compete for acquisition candidates with large, publicly-held waste management companies, private equity backed firms as well as numerous privately-held regional and local solid waste companies of varying sizes and resources.  Competition in the disposal industry may also be affected by the increasing national emphasis on recycling and other waste reduction programs, which may reduce the volume of waste deposited in landfills.  Accordingly, it may become uneconomical for us to make further acquisitions or we may be unable to locate or acquire suitable acquisition candidates at price levels and on terms and conditions that we consider appropriate, particularly in markets we do not already serve.

Sales and Marketing

We focus our marketing efforts on increasing and extending business with existing customers, as well as increasing our new customer base.  Our sales and marketing strategy is to provide prompt, high quality, comprehensive solid waste collection to our customers at competitive prices.  We target potential customers of all sizes, from small quantity generators to large companies and municipalities.  Because the waste collection and disposal business is a highly localized business, most of our marketing activity is local in nature.

Government Contracts

We are party to contracts with municipalities and other associations and agencies.  Many of these contracts are or will be subject to competitive bidding.  We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder.  In addition, some of our customers may have the right to terminate their contracts with us before the end of the contract term.

Municipalities may annex unincorporated areas within counties where we provide collection services, and as a result, our customers in annexed areas may be required to obtain service from competitors who have been franchised or contracted by the annexing municipalities to provide those services.  Some of the local jurisdictions in which we currently operate grant exclusive franchises to collection and disposal companies, others may do so in the future, and we may enter markets where franchises are granted by certain municipalities, thereby reducing the potential market opportunity for us.

Regulation

Our business is subject to extensive and evolving federal, state and local environmental, health, safety and transportation laws and regulations.  These laws and regulations are administered by the U.S. Environmental Protection Agency, or EPA, and various other federal, state and local environmental, zoning, air, water, transportation, land use, health and safety agencies.  Many of these agencies regularly inspect our operations to monitor compliance with these laws and regulations.  Governmental agencies have the authority to enforce compliance with these laws and regulations and to obtain injunctions or impose civil or criminal penalties in cases of violations.  We believe that regulation of the waste industry will continue to evolve, and we will adapt to future legal and regulatory requirements to ensure compliance.

Our operations are subject to extensive regulation, principally under the federal statutes described below.

The Resource Conservation and Recovery Act of 1976, as amended, or RCRA.  RCRA regulates the handling, transportation and disposal of hazardous and non-hazardous wastes and delegates authority to states to develop programs to ensure the safe disposal of solid wastes.  On October 9, 1991, the EPA promulgated Solid Waste Disposal Facility Criteria for non-hazardous solid waste landfills under Subtitle D of RCRA.  Subtitle D includes location standards, facility design and operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring, as well as corrective action standards, many of which had not commonly been in place or enforced at landfills.  Subtitle D applies to all solid waste landfill cells that received waste after October 9, 1991, and, with limited exceptions, required all landfills to meet these requirements by October 9, 1993. All states in which we operate have EPA-approved programs which implemented at least the minimum requirements of Subtitle D and in some states even more stringent requirements.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA.  CERCLA, which is also known as Superfund, addresses problems created by the release or threatened release of hazardous substances (as defined in CERCLA) into the environment.  CERCLA’s primary mechanism for achieving remediation of such problems is to impose strict joint and several liability for cleanup of disposal sites on current owners and operators of the site, former site owners and operators at the time of disposal and parties who arranged for disposal at the facility (i.e., generators of the waste and transporters who select the disposal site).  The costs of a CERCLA cleanup can be substantial.  Liability under CERCLA is not dependent on the existence or intentional disposal of “hazardous wastes” (as defined under RCRA), but can also be based upon the release or threatened release, even as a result of lawful, unintentional and non-negligent action, of any one of the more than 700 “hazardous substances” listed by the EPA, even in minute amounts.

The Federal Water Pollution Control Act of 1972, as amended, or the Clean Water Act.  This act establishes rules regulating the discharge of pollutants into streams and other waters of the United States (as defined in the Clean Water Act) from a variety of sources, including solid waste disposal sites.  If runoff from our landfills or transfer stations may be discharged into surface waters, the Clean Water Act requires us to apply for and obtain discharge permits, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges.  In 1990, the EPA issued additional rules under the Clean Water Act, which establish standards for management of storm water runoff from landfills and which require landfills that receive, or in the past received, industrial waste to obtain storm water discharge permits.  In addition, if a landfill or transfer station discharges wastewater through a sewage system to a publicly-owned treatment works, the facility must comply with discharge limits imposed by the treatment works.  Also, if development of a landfill may alter or affect “wetlands,” the owner may have to obtain a permit and undertake certain mitigation measures before development may begin.  This requirement is likely to affect the construction or expansion of many solid waste disposal sites.

 The Clean Air Act of 1970, as amended, or the Clean Air Act.  The Clean Air Act provides for increased federal, state and local regulation of the emission of air pollutants.  The EPA has applied the Clean Air Act to solid waste landfills and vehicles with heavy duty engines, such as waste collection vehicles.  Additionally, in March 1996, the EPA adopted New Source Performance Standards and Emission Guidelines (the “Emission Guidelines”) for municipal solid waste landfills to control emissions of landfill gases.  These regulations impose limits on air emissions from solid waste landfills.  The Emission Guidelines impose two sets of emissions standards, one of which is applicable to all solid waste landfills for which construction, reconstruction or modification was commenced before May 30, 1991.  The other applies to all municipal solid waste landfills for which construction, reconstruction or modification was commenced on or after May 30, 1991.  The Emission Guidelines are being implemented by the states after the EPA approves the individual state’s program.  These guidelines, combined with the new permitting programs established under the Clean Air Act, subject solid waste landfills to significant permitting requirements and, in some instances, require installation of gas recovery systems to reduce emissions to allowable limits.  The EPA also regulates the emission of hazardous air pollutants from municipal landfills and has promulgated regulations that require measures to monitor and reduce such emissions.

Climate Change.  A variety of regulatory developments, proposals or requirements have been introduced that are focused on restricting the emission of carbon dioxide, methane and other gases known as greenhouse gases.  Congress has considered legislation directed at reducing greenhouse gas emissions.  There has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources.  In 2007, the U.S. Supreme Court held in Massachusetts, et al. v. EPA that greenhouse gases are an “air pollutant” under the federal Clean Air Act and, thus, subject to future regulation.  In a move toward regulating greenhouse gases, on December 15, 2009, the EPA published its findings that emission of carbon dioxide, methane and other greenhouse gases present an endangerment to human health and the environment because greenhouse gases are, according to EPA, contributing to climate change.  On October 30, 2009, the EPA published the greenhouse gas reporting final rule, effective December 29, 2009, which establishes a new comprehensive scheme requiring certain specified industries as well as operators of stationary sources emitting more than established annual thresholds of carbon dioxide-equivalent greenhouse gases to inventory and report their greenhouse gas emissions annually.  Municipal solid waste landfills are subject to the rule.  EPA proposed regulations that would require a reduction in emissions of greenhouse gases from motor vehicles.  Finally, according to the EPA, the final motor vehicle greenhouse gas standards will trigger construction and operating permit requirements for stationary sources.  As a result, the EPA has proposed to tailor these programs such that only large stationary sources will be required to have air permits that authorize greenhouse gas emissions.

The Occupational Safety and Health Act of 1970, as amended, or OSHA.  OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration and various record keeping, disclosure and procedural requirements.  Various standards, including standards for notices of hazards, safety in excavation and demolition work and the handling of asbestos, may apply to our operations.

Flow Control/Interstate Waste Restrictions.  Certain permits and approvals, as well as certain state and local regulations, may limit a landfill or transfer station to accepting waste that originates from specified geographic areas, restrict the importation of out-of-state waste or wastes originating outside the local jurisdiction or otherwise discriminate against non-local waste.  These restrictions, generally known as flow control restrictions, are controversial, and some courts have held that some flow control schemes violate constitutional limits on state or local regulation of interstate commerce.  From time to time, federal legislation is proposed that would allow some local flow control restrictions.  Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, states in which we own landfills could limit or prohibit the importation of out-of-state waste or direct that wastes be handled at specified facilities.  Such state actions could adversely affect our landfills.  These restrictions could also result in higher disposal costs for our collection operations.  If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

Certain state and local jurisdictions may also seek to enforce flow control restrictions through local legislation or contractually.  In certain cases, we may elect not to challenge such restrictions.  These restrictions could reduce the volume of waste going to landfills in certain areas, which may adversely affect our ability to operate our landfills at their full capacity and/or reduce the prices that we can charge for landfill disposal services.  These restrictions may also result in higher disposal costs for our collection operations.  If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

State and Local Regulation.  Each state in which we now operate or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, occupational safety and health, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations.  State and local permits and approval for these operations may be required and may be subject to periodic renewal, modification or revocation by the issuing agencies.  In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA.  These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties.  Furthermore, many municipalities also have ordinances, local laws and regulations affecting our operations.  These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct or restrict the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put such franchises out for bid and bans or other restrictions on the movement of solid wastes into a municipality.

Permits or other land use approvals with respect to a landfill, as well as state or local laws and regulations, may specify the quantity of waste that may be accepted at the landfill during a given time period and/or specify the types of waste that may be accepted at the landfill.  Once an operating permit for a landfill is obtained, it must generally be renewed periodically.

There has been an increasing trend at the state and local level to mandate and encourage waste reduction and recycling and to prohibit or restrict the disposal in landfills of certain types of solid wastes, such as yard wastes, beverage containers, unshredded tires, lead-acid batteries, paper, cardboard and household appliances.

Many states and local jurisdictions have enacted “bad boy” laws that allow the agencies that have jurisdiction over waste services contracts or permits to deny or revoke these contracts or permits based on the applicant’s or permit holder’s compliance history.  Some states and local jurisdictions go further and consider the compliance history of the parent, subsidiaries or affiliated companies, in addition to that of the applicant or permit holder. These laws authorize the agencies to make determinations of an applicant’s or permit holder’s fitness to be awarded a contract to operate and to deny or revoke a contract or permit because of unfitness unless there is a showing that the applicant or permit holder has been rehabilitated through the adoption of various operating policies and procedures put in place to assure future compliance with applicable laws and regulations.

Some state and local authorities enforce certain federal laws in addition to state and local laws and regulations. For example, in some states, RCRA, OSHA, parts of the Clean Air Act and parts of the Clean Water Act are enforced by local or state authorities instead of the EPA, and in some states those laws are enforced jointly by state or local and federal authorities.

Public Utility Regulation.  In many states, public authorities regulate the rates that landfill operators may charge.

Seasonality

Based on our industry and our historic trends, we expect our operations to vary seasonally.  Typically, revenue will be highest in the second and third calendar quarters and lowest in the first and fourth calendar quarters.  These seasonal variations result in fluctuations in waste volumes due to weather conditions and general economic activity.  We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs.

Employees

As of December 12, 2014, we have approximately 87 full-time employees.  None of our employees are represented by a labor union.   We have not experienced any work stoppages and we believe that our relations with our employees are good.

Here to Serve – Georgia Waste Division, LLC

Here to Serve – Georgia Waste Division, LLC was formed to locate and acquire a waste facility in Georgia which would be owned and operated by the Company. At this time, we have not located any potential waste facilities for a future acquisition. We are not aware of the estimated schedule for any potential future acquisition or estimated amount of capital required to consummate a potential future acquisition at this time.

Here To Serve Technology, LLC

HTS Tech is currently in the business of designing, developing and selling mobile based apps for smartphones and computers to the general public as well as Enterprise versions.

Current Portfolio

cConnectsTM is a cloud-based mobile app used as a micro-scheduling solution, as well as a fleet/asset management system. It allows users in any industry to connect with their customers, vendors and internal organization without wasting time using the current switch board type operations of the current phone system. cConnects was created to maximize time for its users, reduce costs to deliver products and services, provide new technology to an aging business model, while changing the future of customer service.

Most competitors of cConnects must have a hardware and software component to make their systems work. cConnects is mobile app based. In addition, known competitors to cConnects are not cross-platform capable and take years of implementation and millions of dollars of capital to execute.

HTS – Home Watch, HTS – Lockbox & HTS – Citizen Alert

These products were purchased by HTS Tech in August 2014 from Interactive Defense, LLC.  These products are in the late stages of development and will be sold as Social and Enterprise versions to municipal governments and residents of municipalities.

Discontinued Operations and Investments

Ascend™ Global Business System – Ascend™ was an online software as a service (SaaS) product created by the former F3 Technologies development team.  It has been since been discontinued.

Record Management System (“RMS”) was a product being developed by Interactive Defense, LLC.  RMS was financed by HTST until 1st Quarter 2014 when it was discontinued.

FargoTube was a product developed by the former F3 Technologies development team.  FargoTube was discontinued in 2013.

Available Information

We electronically file certain documents with the Securities and Exchange Commission (the SEC).  We file annual reports on Form 10-K; quarterly reports on Form 10-Q; and current reports on Form 8-K (as appropriate); along with any related amendments and supplements thereto.  From time-to-time, we may also file registration statements and related documents in connection with equity or debt offerings.  You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an internet website at www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC.

DESCRIPTION OF PROPERTY

Our principal office is located at 12540 Broadwell Road, Suite 1203, Milton, Georgia and is an approximately 3,500 sq. ft. office space rented at a rate of $1,000 per month. This space is utilized for office purposes and it is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining additional facilities if deemed necessary.

Item 1A. Risk Factors.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE ARE SUBJECT TO ENVIRONMENTAL AND SAFETY LAWS, WHICH RESTRICT OUR OPERATIONS AND INCREASE OUR COSTS.

We are subject to extensive federal, state and local laws and regulations relating to environmental protection and occupational safety and health.  These include, among other things, laws and regulations governing the use, treatment, storage and disposal of wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances.  Our compliance with existing regulatory requirements is costly, and continued changes in these regulations could increase our compliance costs. Government laws and regulations often require us to enhance or replace our equipment. We are required to obtain and maintain permits that are subject to strict regulatory requirements and are difficult and costly to obtain and maintain.  We may be unable to implement price increases sufficient to offset the cost of complying with these laws and regulations.  In addition, regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums over the amounts that we have accrued.

WE MAY BECOME SUBJECT TO ENVIRONMENTAL CLEAN-UP COSTS OR LITIGATION THAT COULD CURTAIL OUR BUSINESS OPERATIONS AND MATERIALLY DECREASE OUR EARNINGS.

The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or CERCLA, and analogous state laws provide for the remediation of contaminated facilities and impose strict joint and several liability for remediation costs on current and former owners or operators of a facility at which there has been a release or a threatened release of a hazardous substance.  This liability is also imposed on persons who arrange for the disposal of and who transport such substances to the facility.  Hundreds of substances are defined as hazardous under CERCLA and their presence, even in small amounts, can result in substantial liability.  The expense of conducting a cleanup can be significant.  Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, we may have liability because these substances may be present in waste collected by us.  The actual costs for these liabilities could be significantly greater than the amounts that we might be required to accrue on our financial statements from time to time.

In addition to the costs of complying with environmental regulations, we may incur costs to defend against litigation brought by government agencies and private parties.  As a result, we may be required to pay fines or our permits and licenses may be modified or revoked.  We may in the future be a defendant in lawsuits brought by governmental agencies and private parties who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us.  A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could curtail our business operations and may decrease our earnings.

OUR BUSINESS IS CAPITAL INTENSIVE, REQUIRING ONGOING CASH OUTLAYS THAT MAY STRAIN OR CONSUME OUR AVAILABLE CAPITAL AND FORCE US TO SELL ASSETS, INCUR DEBT, OR SELL EQUITY ON UNFAVORABLE TERMS.

Our ability to remain competitive, grow and maintain operations largely depends on our cash flow from operations and access to capital.  Maintaining our existing operations and expanding them through internal growth or acquisitions requires large capital expenditures.  As we undertake more acquisitions and further expand our operations, the amount we expend on capital will increase. These increases in expenditures may result in lower levels of working capital or require us to finance working capital deficits.  We intend to continue to fund our cash needs through cash flow from operations and borrowings under our credit facility, if necessary.  However, we may require additional equity or debt financing to fund our growth.

We do not have complete control over our future performance because it is subject to general economic, political, financial, competitive, legislative, regulatory and other factors.  It is possible that our business may not generate sufficient cash flow from operations, and we may not otherwise have the capital resources, to allow us to make necessary capital expenditures.  If this occurs, we may have to sell assets, restructure our debt or obtain additional equity capital, which could be dilutive to our stockholders.  We may not be able to take any of the foregoing actions, and we may not be able to do so on terms favorable to us or our stockholders.

WE DEPEND ON A LIMITED NUMBER OF CUSTOMERS FOR OUR REVENUE.

At this time, the Company has two municipal contracts that account for 32% and 21% of our long term contracted revenues for the fiscal year ended December 31, 2013. Because we depend on these customers for a majority of our revenue, a loss of one of these customers could materially adversely affect our business and financial condition. If these principal customers cease using our services, our business could be materially adversely affected.

GOVERNMENTAL AUTHORITIES MAY ENACT CLIMATE CHANGE REGULATIONS THAT COULD INCREASE OUR COSTS TO OPERATE.

Environmental advocacy groups and regulatory agencies in the United States have been focusing considerable attention on the emissions of greenhouse gases and their potential role in climate change.  Congress has considered recent proposed legislation directed at reducing greenhouse gas emissions and President Obama has indicated his support of legislation aimed at reducing greenhouse gases.  EPA has proposed rules to regulate greenhouse gases, regional initiatives have formed to control greenhouse gases and certain of the states in which we operate are contemplating air pollution control regulations that are more stringent than existing and proposed federal regulations, in particular the regulation of emissions of greenhouse gases.  The adoption of laws and regulations to implement controls of greenhouse gases, including the imposition of fees or taxes, could adversely affect our collection operations.  Changing environmental regulations could require us to take any number of actions, including the purchase of emission allowances or installation of additional pollution control technology, and could make some operations less profitable, which could adversely affect our results of operations.

CURRENT U.S. ECONOMIC CONDITIONS, AS WELL AS POTENTIAL FUTURE DOWNTURNS, HAS REDUCED AND MAY CONTINUE TO REDUCE OUR VOLUME AND/OR PRICING ON OUR SERVICES, RESULTING IN DECREASES IN OUR REVENUE, PROFITABILITY AND CASH FLOWS.

Our business is affected by changes in national and general economic factors that are outside of our control, including economic activity, consumer confidence, interest rates and access to capital markets.  Although our services are of an essential nature, a weak economy generally results in decreases in volumes of waste generated, which decreases our revenues.  Additionally, consumer uncertainty and the loss of consumer confidence may limit the number or amount of services requested by customers and our ability to increase customers’ pricing.  During weak economic conditions we may also be adversely impacted by customers’ inability to pay us in a timely manner, if at all, due to their financial difficulties, which could include bankruptcies.

INCREASES IN THE COSTS OF FUEL MAY REDUCE OUR OPERATING MARGINS.

The price and supply of fuel needed to run our collection vehicles is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns.  Any significant price escalations or reductions in the supply could increase our operating expenses or interrupt or curtail our operations.  Failure to offset all or a portion of any increased fuel costs through increased fees or charges would reduce our operating margins.

CHANGES IN INTEREST RATES MAY AFFECT OUR PROFITABILITY.

Our acquisitions could require us to incur substantial additional indebtedness in the future, which will increase our interest expense.  Further, to the extent that these borrowings are subject to variable rates of interest, increases in interest rates will increase our interest expense, which will affect our profitability.  In connection with the restructuring of our long-term debt in July 2014, we entered into a swap agreement effective July 14, 2014, where we agreed to pay a fixed-rate of 4.74% in exchange for one-month floating rate LIBOR.  This interest rate swap expires on April 30, 2016.  With the placement of this swap agreement, we bear exposure to, and are primarily affected by, changes in LIBOR rates.  As of December 12, 2014, $6.0 million was subject to the effect of the swap agreement.

INCREASES IN THE COSTS OF DISPOSAL MAY REDUCE OUR OPERATING MARGINS.

We dispose of approximately 100% of the waste that we collect in landfills operated by others, but that rate may increase in the future.  We may incur increases in disposal fees paid to third parties.  Failure to pass these costs on to our customers may reduce our operating margins.

INCREASES IN THE COSTS OF LABOR MAY REDUCE OUR OPERATING MARGINS.

We compete with other businesses in our markets for qualified employees.  A shortage of qualified employees would require us to enhance our wage and benefits packages to compete more effectively for employees or to hire more expensive temporary employees.  Labor is our second largest operating cost, and even relatively small increases in labor costs per employee could materially affect our cost structure.  Failure to attract and retain qualified employees, to control our labor costs, or to recover any increased labor costs through increased prices we charge for our services or otherwise offset such increases with cost savings in other areas may reduce our operating margins.

INCREASES IN COSTS OF INSURANCE WOULD REDUCE OUR OPERATING MARGINS.

One of our largest operating costs is for insurance coverage, including general liability, automobile physical damage and liability, property, employment practices, pollution, directors and officers, fiduciary, workers’ compensation and employer’s liability coverage, as well as umbrella liability policies to provide excess coverage over the underlying limits contained in our primary general liability, automobile liability and employer’s liability policies.  Changes in our operating experience, such as an increase in accidents or lawsuits or a catastrophic loss, could cause our insurance costs to increase significantly or could cause us to be unable to obtain certain insurance. Increases in insurance costs would reduce our operating margins.  Changes in our industry and perceived risks in our business could have a similar effect.

WE MAY NOT BE ABLE TO MAINTAIN SUFFICIENT INSURANCE COVERAGE TO COVER THE RISKS ASSOCIATED WITH OUR OPERATIONS, WHICH COULD RESULT IN UNINSURED LOSSES THAT WOULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Integrated non-hazardous waste companies are exposed to a variety of risks that are typically covered by insurance arrangements.  However, we may not be able to maintain sufficient insurance coverage to cover the risks associated with our operations for a variety of reasons.  Increases in insurance costs and changes in the insurance markets may, given our resources, limit the coverage that we are able to maintain or prevent us from insuring against certain risks.  Large or unexpected losses may exceed our policy limits, adversely affecting our results of operations, and may result in the termination or limitation of coverage, exposing us to uninsured losses, thereby adversely affecting our financial condition.

OUR FAILURE TO REMAIN COMPETITIVE WITH OUR NUMEROUS COMPETITORS, SOME OF WHOM HAVE GREATER RESOURCES, COULD ADVERSELY AFFECT OUR ABILITY TO RETAIN EXISTING CUSTOMERS AND OBTAIN FUTURE BUSINESS.

Because our industry is highly competitive, we compete with large companies and municipalities, many of whom have greater financial and operational resources.  The non-hazardous solid waste collection and disposal industry includes large national, publicly-traded waste management companies; regional, publicly-held and privately-owned companies; and numerous small, local, privately-owned companies.  Additionally, many counties and municipalities operate their own waste collection and disposal facilities and have competitive advantages not available to private enterprises. If we are unable to successfully compete against our competitors, our ability to retain existing customers and obtain future business could be adversely affected.

WE MAY LOSE CONTRACTS THROUGH COMPETITIVE BIDDING, EARLY TERMINATION OR GOVERNMENTAL ACTION, OR WE MAY HAVE TO SUBSTANTIALLY LOWER PRICES IN ORDER TO RETAIN CERTAIN CONTRACTS, ANY OF WHICH WOULD CAUSE OUR REVENUE TO DECLINE.

We are parties to contracts with municipalities and other associations and agencies.  Many of these contracts are or will be subject to competitive bidding.  We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder.  In addition, some of our customers may terminate their contracts with us before the end of the contract term.  If we were not able to replace revenue from contracts lost through competitive bidding or early termination or from lowering prices or from the renegotiation of existing contracts with other revenue within a reasonable time period, our revenue could decline.

Municipalities may annex unincorporated areas within counties where we provide collection services, and as a result, our customers in annexed areas may be required to obtain service from competitors who have been franchised or contracted by the annexing municipalities to provide those services.  Some of the local jurisdictions in which we currently operate grant exclusive franchises to collection and disposal companies, others may do so in the future, and we may enter markets where franchises are granted by certain municipalities.  Unless we are awarded a franchise by these municipalities, we will lose customers which will cause our revenue to decline.

EFFORTS BY LABOR UNIONS TO ORGANIZE OUR EMPLOYEES COULD DIVERT MANAGEMENT ATTENTION AND INCREASE OUR OPERATING EXPENSES.

We do not have any union representation in our operations.  Groups of employees may seek union representation in the future, and the negotiation of collective bargaining agreements could divert management attention and result in increased operating expenses and lower net income.  If we are unable to negotiate acceptable collective bargaining agreements, we might have to wait through “cooling off” periods, which are often followed by union-initiated work stoppages, including strikes.  Depending on the type and duration of these work stoppages, our operating expenses could increase significantly.

POOR DECISIONS BY OUR REGIONAL AND LOCAL MANAGERS COULD RESULT IN THE LOSS OF CUSTOMERS OR AN INCREASE IN COSTS, OR ADVERSELY AFFECT OUR ABILITY TO OBTAIN FUTURE BUSINESS.

We manage our operations on a decentralized basis.  Therefore, regional and local managers have the authority to make many decisions concerning their operations without obtaining prior approval from executive officers.  Poor decisions by regional or local managers could result in the loss of customers or an increase in costs, or adversely affect our ability to obtain future business.

WE ARE VULNERABLE TO FACTORS AFFECTING OUR LOCAL MARKETS, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE RELATIVE TO OUR COMPETITORS.

Because the non-hazardous waste business is local in nature, our business in one or more regions or local markets may be adversely affected by events and economic conditions relating to those regions or markets even if the other regions of the country are not affected.  As a result, our financial performance may not compare favorably to our competitors with operations in other regions, and our stock price could be adversely affected by our inability to compete effectively with our competitors.

SEASONAL FLUCTUATIONS WILL CAUSE OUR BUSINESS AND RESULTS OF OPERATIONS TO VARY AMONG QUARTERS, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

Based on historic trends experienced by the businesses we have acquired, we expect our operating results to vary seasonally, with revenue typically lowest in the first quarter, higher in the second and third quarters, and again lower in the fourth quarter.  This seasonality generally reflects the lower volume of waste during the winter months.  Adverse weather conditions negatively affect waste collection productivity, resulting in higher labor and operational costs.  The general increase in precipitation during the winter months increases the weight of collected waste, resulting in higher disposal costs, as costs are often calculated on a per ton basis.  Because of these factors, we expect operating income to be generally lower in the winter months.  As a result, our operating results may be negatively affected by these variations.  Additionally, severe weather during any time of the year can negatively affect the costs of collection and disposal and may cause temporary suspensions of our collection services.  Long periods of inclement weather may interfere with collection operations and reduce the volume of waste generated by our customers.  Any of these conditions can adversely affect our business and results of operations, which could negatively affect our stock price.

THE MARKET IN WHICH WE PARTICIPATE IS INTENSELY COMPETITIVE, AND IF WE DO NOT COMPETE EFFECTIVELY, OUR OPERATING RESULTS COULD BE HARMED.

The market for enterprise Software as a Service (SaaS) business applications and development platforms is highly competitive, rapidly evolving and fragmented, and subject to changing technology, shifting customer needs and frequent introductions of new products and services.

WE ARE DEPENDENT ON OUR MANAGEMENT TEAM AND DEVELOPMENT AND OPERATIONS PERSONNEL, AND THE LOSS OF ONE OR MORE KEY EMPLOYEES OR GROUPS COULD HARM OUR BUSINESS AND PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our chief executive officer, Mr. Jeffrey S. Cosman. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive to our business. We are also substantially dependent on the continued service of our existing development and operations personnel because of the complexity of our service and technologies. We have an employment agreement with Mr. Cosman. At this time, we do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees or groups could seriously harm our business.

In 2010, Mr. Cosman founded Legacy Waste Solutions, LLC, a compressed natural gas consulting business. Mr. Cosman holds a minority equity interest in Legacy Waste Solutions LLC.

The Company does not have an arrangement with Legacy Waste Solutions, LLC or Mr. Cosman for past, current or future services to be performed between Legacy Waste Solutions and Here To Serve. Mr. Cosman may in the future consult from time to time with Legacy Waste Solutions on matters that do not conflict with the operation of the Company. Mr. Cosman spends approximately two hours a month on Legacy Waste Solutions.

Additionally, Mr. Cosman has a minority equity interest in Rosewood Communication Supply, a warehouse centric telecom parts and supplies distributor. The Company does not have an arrangement with Rosewood Communication Supply or Mr. Cosman for past, current or future services to be performed between Rosewood Communication Supply and Here To Serve. Mr. Cosman spends approximately one hour per week on Rosewood Communication Supply.

OUR BUSINESS IS SUBJECT TO CHANGING REGULATIONS REGARDING CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE THAT HAVE INCREASED BOTH OUR COSTS AND THE RISK OF NON-COMPLIANCE.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded. Our efforts to comply with new and changing regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.  Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, our business may be harmed.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. In addition, substantial expenditures will be required to enable us to complete projects in the future.  Currently, we have a credit agreement with Comerica Bank filed as an exhibit to this Form 8-K.  However, it is likely we would need to seek additional financing through subsequent future private offerings of our equity securities, issuing convertible debt securities or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.  The sale of additional equity securities will result in dilution to our stockholders.  The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

We currently have insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements. Additionally, there is a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict the Company’s ability to timely gather, analyze and report information relative to the financial statements.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation we would need to hire additional staff. Currently, the Company is unable to hire additional staff to facilitate greater segregation of duties but will reassess its capabilities.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE VOLATILE AND COULD SUBJECT US TO LITIGATION.

The market price of our common stock has been and is likely to continue to be subject to wide fluctuations. Factors affecting the market price of our common stock include:

●
variations in our operating results, earnings per share, cash flows from operating activities, deferred revenue, and other financial metrics and non-financial metrics, and how those results compare to analyst expectations;

●	issuances of new stock which dilutes earnings per share;
●	forward looking guidance to industry and financial analysts related to future revenue and earnings per share;
●	the net increases in the number of customers and paying subscriptions, either independently or as compared with published expectations of industry, financial or other analysts that cover our company;
●	changes in the estimates of our operating results or changes in recommendations by securities analysts that elect to follow our common stock;
●	announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors;
●	announcements by us or by our competitors of mergers or other strategic acquisitions, or rumors of such transactions involving us or our competitors;
●	announcements of customer additions and customer cancellations or delays in customer purchases;
●	recruitment or departure of key personnel;
●	trading activity by a limited number of stockholders who together beneficially own a majority of our outstanding common stock.

In addition, if the stock market in general experiences uneven investor confidence, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The market price of our common stock might also decline in reaction to events that affect other companies within, or outside, our industries even if these events do not directly affect us. Some companies that have experienced volatility in the trading price of their stock have been the subject of securities class action litigation. If we are to become the subject of such litigation, it could result in substantial costs and a diversion of management’s attention and resources.

THE CONCENTRATION OF OUR CAPITAL STOCK OWNERSHIP BY OUR CHIEF EXECUTIVE OFFICER WILL LIKELY LIMIT YOUR ABILITY TO INFLUENCE CORPORATE MATTERS.
Mr. Jeffrey S. Cosman, our chief executive officer, is the beneficial owner of 62.9% of the outstanding shares of the Company’s common stock. As a result, our chief executive officer could have significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

OUR COMMON STOCK IS CURRENTLY ELIGIBLE FOR QUOTATION ON THE OTQB OPERATED BY OTC MARKETS GROUP, INC. AND AN INVESTOR’S ABILITY TO TRADE OUR COMMON STOCK MAY BE LIMITED BY TRADING VOLUME.

The trading volume in our common shares has been relatively limited.  A consistently active trading market for our common stock may not develop on the OTCQB.  The average daily trading volume in our common stock on the OTCQB as of December 12, 2014 was negligible. Accordingly, the ability of our shareholders to sell their shares of our common stock may be extremely limited.

WE ARE SUBJECT TO PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We are currently subject to the SEC’s “penny stock” rules because our shares of common stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00.  The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock.  As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act.  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws.  Rule 144 provides in essence that an Affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies and former shell companies) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board).  Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate of the Company and who has satisfied a one-year holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are currently authorized to issue an aggregate of 80,000,000 shares of capital stock consisting of 75,000,000 shares of common stock, par value $0.025 and 5,000,000 shares of blank check preferred stock, par value $0.001.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock.  There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

 POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK

Our Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Preferred Stock, with designations, rights and preferences as determined from time to time by the Board of Directors. As a result of the foregoing, the Board of Directors can issue, without further shareholder approval, Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock.  The issuance of Preferred Stock could, under certain circumstances, discourage, delay or prevent a change in control of the Company.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future.  Consequently, investors will only realize an economic gain on their investment in our common stock if the price appreciates.  Investors should not purchase our common stock expecting to receive cash dividends. Because we do not pay dividends, and there may be limited trading, investors may not have any manner to liquidate or receive any payment on their investment.  Therefore, our failure to pay dividends may cause investors to not see any return on investment even if we are successful in our business operations.  In addition, because we do not pay dividends we may have trouble raising additional funds, which could affect our ability to expand our business operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

This Current Report on Form 8-K contains forward-looking statements. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe, “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our financial statements and accompanying notes for the fiscal year ended September 30, 2013 and the financial statements of the Predecessor, Meridian Waste Services, LLC for the years ended December 31, 2013 and 2012.

Executive Overview

General Overview of Our Business

The platform operation of the Company is our subsidiary Here To Serve Missouri Waste Division, LLC (“HTS Waste”).  HTS Waste is in the business of collection of non-hazardous solid waste.  Our revenue is generated primarily by collection services provided to residential customers.  The following table reflects our total revenue for the previous two years along with a projected/annualized 2014 (dollars in thousands):

	Projected/Annualized
	2014		2013		2012
	%			%		%
	$ increase		$	increase	$	increase
Revenue	13,250	17%	11,350	11%	10,250	12%

As our revenues continue to grow in this existing market, we plan to increase the rate of this growth by expanding the collection business into the commercial arena as well as increasing our presence in the “roll-off” business.  Roll-off service is the hauling and disposal of large waste containers (typically between 10 and 40 cubic yards) that are loaded on to and off of the collection vehicle.

Management expects continued growth through additional mergers and acquisitions.  The following discussion and analysis should be read in conjunction with the financial statements, the related notes thereto and the pro forma financials included in this Form 8-K.

Results of Operations

Revenue

The Company’s revenues for the period from May 16, 2014 through September 30, 2014 were $4,827,855.  This would convert into annualized revenue of $12,874,000, a 13% increase over the 2013 revenue of the Predecessor, Meridian Waste Services, LLC (“MWS”).  This projected increase is due to the continued growth of MWS and the expansion into other service product lines.

Gross Profit

Gross profit percentage for the four and one-half months ending September 30, 2014 is 23%.  This is relatively consistent with the gross profit percentage of the Predecessor, MWS.  The small amount of decrease is due to an increase in depreciation expense included in cost of sales and an increase in disposal cost.  The increase in depreciation expense is due to the application of “push-down” accounting adjusting the value of depreciable property to fair value on May 15, 2014 and the addition of new equipment.

Operating Expenses

Selling, general and administrative expenses were $2,787,552 for the four and one-half months ending September 30, 2014.  This significant increase over the level of selling, general and administrative expenses of the Predecessor is again related to the use of “push-down” accounting related to the business combination with the Predecessor, MWS along with certain one-time expenses related to corporate structure changes and the acquisition.

Segment Information

Not applicable.

Liquidity and Capital Resources

As of September 30, 2014, the Company had negative working capital of $5,011,854.  This lack of liquidity is mitigated by the Company’s ability to generate cash from operating activities.  Cash generated from operating activities was $1,735,200 for the four and one-half months ending September 30, 2014.

The net cash provided by operating activities was generally used to fund investing activities which included the purchase of $1,053,280 additional equipment.  Also, $427,455 was used to reduce long term debt.

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations through credit and convertible debt financings.

Our primary uses of cash have been for working capital purposes to support our operations and our efforts to become a reporting company with the SEC. All funds received have been expended in the furtherance of growing our business operations, establishing our brand and making sure our work is completed with efficiency and of the highest quality. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

o	An increase in working capital requirements to finance additional marketing efforts,

o	Increases in advertising, public relations and sales promotions for existing customers and to attract new customers as the company expands, and

o	The cost of being a public company.

We are not aware of any known trends or any known demands, commitments or events that will result in our liquidity increasing or decreasing in any material way. We are not aware of any matters that would have an impact on future operations.

Our net revenues are not sufficient to fund our operating expenses. At September 30, 2014, we had a cash balance of $384,166.  Since inception, we raised approximately [•] from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures and believe that our cash requirements over the next 12 months will be approximately $1,000,000.

We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than our working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise additional capital to fund our operating expenses, pay our obligations, and grow our company.

Our future operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the potential trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Credit Agreement with Comerica Bank

On April 30, 2014, the Here to Serve – Missouri Waste Division LLC, a subsidiary of the Company, entered into a 24 month senior secured revolving credit facility (the “Credit Facility”) with Comerica Bank, as lender (the “Credit Agreement”). Borrowings under the Credit Facility will be used for working capital purposes.

The Credit Agreement provides for an initial commitment of $1,250,000, Borrowings under the Credit Facility will bear interest in an amount not to exceed 25% per annum or the highest applicable usury ceiling, whichever is less. The Credit Facility is secured by a lien on all assets of Missouri Waste Division LLC.

In addition to representations and warranties, affirmative, restrictive and financial covenants, and events of default (applicable to the Company and its subsidiaries) which are customary for credit facilities of this type, the Credit Agreement provides that the Company must not permit its financial condition to materially differ in any material negative way (as compared to its current financial condition) and must meet specified revenue targets as set forth in the Credit Facility. The Credit Facility is cross-defaulted with the Company’s other outstanding indebtedness and provides that a Material Adverse Effect (as defined in the Credit Agreement), a Change of Control (as defined in the Credit Agreement), a judgment for an amount in excess of $50,000 or an adverse change in the Company’s financial condition, as determined by the lender acting in good faith, are all events of default.

As consideration for the entry into the Credit Agreement, the Company agreed to pay certain fees to the lender, including a non-refundable commitment fee equal to $115,000. For more detailed information with respect to the Credit Agreement, please see exhibit [•] to this Current Report on Form 8-K/A.

Inflation and Seasonality

Based on our industry and our historic trends, we expect our operations to vary seasonally.  Typically, revenue will be highest in the second and third calendar quarters and lowest in the first and fourth calendar quarters.  These seasonal variations result in fluctuations in waste volumes due to weather conditions and general economic activity.  We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs.

Critical Accounting Policies

Revenue Recognition

The Company follows the guidance of ASC 605 (formerly the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104) for revenue recognition.  In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable and collectability is reasonably assured.

We generally provide services under contracts with municipalities or individual customers. Municipal and commercial contracts are generally long-term and often have renewal options. Advance billings are recorded as deferred revenue, and revenue is recognized over the period services are provided. We recognize revenue when all four of the following criteria are met:

●	Persuasive evidence of an arrangement exists such as a service agreement with a municipality, a hauling customer or a disposal customer;
●	Services have been performed such as the collection and hauling of waste;
●	The price of the services provided to the customer is fixed or determinable; and
●	Collectability is reasonably assured.

Stock Based Compensation

The Company has adopted the provisions of ASC 718 (formerly SFAS No. 123(R)), “Share-Based Payment,” under the modified prospective method, SFAS No 123(R) eliminates accounting for share-based compensation transaction using the intrinsic value method prescribed under APB Opinion No. 25 “Accounting for Stock Issued to Employees,” and requires instead that such transactions be accounted for using a fair-value-based method.  Under the modified prospective method, the Company is required to recognize compensation cost for share-based payments to employees based on their grant date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.  For periods prior to the adoption, the financial statements are unchanged, and the pro forma disclosures previously required by ASC 718, as amended by SFAS No. 148, will continue to be required under ASC 718 to the extent those amounts differ from those in the statement of operations.

All stock-based payments to employees and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period. Stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable the measurement date is the date the award is issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of stock based compensation; the carrying value, recoverability and impairment, if any, of long-lived assets. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.
Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the assets, varying from 3 to 5 years or, when applicable, the life of the lease, whichever is shorter.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (“U.S. GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers. Amendments in this Update create Topic 606, Revenue from Contracts with Customers, and supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts, and create new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2011-230—Revenue Recognition (Topic 605) and Proposed Accounting Standards Update 2011–250—Revenue Recognition (Topic 605): Codification Amendments, both of which have been deleted. Accounting Standards Update 2014-09. The amendments in this Update are effectively for the Company for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the effects of ASU 2014-09 on the consolidated financial statements.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the nine months ended June 30, 2014 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests.

MANAGEMENT

Directors

The following sets forth the current members of our board of directors (“Board”) and information concerning their ages and background. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal:

Name	Age	Position

Jeffrey Cosman (1)	43	Director

Anthony J. Merante (2)	52	Director

(1)	Jeffrey Cosman was appointed to the Board on October 31, 2014.
(2)	Anthony J. Merante has been a Director of Brooklyn Cheesecake & Deserts Company, Inc. since January 2003.

A brief biography of each of our directors is more fully set forth in Item 5.02, which is incorporated herein by reference.

Committees

We currently do not have any committees in place but anticipate establishing an audit committee, compensation committee and governance and nominating committee in the near future.

Independent Directors

For purposes of determining independence, the Company has adopted the definition of independence as contained in NASDAQ Market Place Rules 5605. Pursuant to the definition, the Company has determined that none of its directors currently qualify as independent.

Employment Agreements

Section 5.02(e) is hereby incorporated by reference.

Family Relationships

There are no family relationships amongst our officers and directors.

Code of Ethics

We currently do not have a code of ethics that applies to our sole officer and director. However, the company is in the process of developing a code of ethics for the 2015 fiscal year.

EXECUTIVE COMPENSATION

Brooklyn Cheesecake & Desserts Company, Inc. Summary Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by Brooklyn Cheesecake & Desserts Company, Inc. during the period from 2011 through 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Anthony J. Merante	2013	$0	0	0	0	0	0	$	$0
President, Chief Executive Officer	2012	$0	0	0	0	0	0	$	$0
and Chief Financial Officer	2011	$0	0	0	0	0	0	$	$0

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from 2011 through 2013.

Here to Serve Summary Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the periods ended September 30, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Frank Connor	2013	1,190	0	0	0	0	0	0	1,190
Chief Executive Officer(1)	2012	0	0	110,000	0	0	0	0	110,000
	2011	0	0	0	0	0	0	0	0

Jeffrey Cosman	2013	121,500	0	0	0	0	0	0	121,500
Chief Executive Officer(1)	2012	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0

On September 5, 2013, Mr. Conner resigned from all positions with the company. On the same date, Mr. Cosman was appointed Chief Executive Officer of the Company.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised since the date of inception of the Company through the date of this Current Report on Form 8-K by the executive officers named in the Summary Compensation Tables.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Currently the Company does not pay its board members for their service to the Board but, it may do so in the future.

Option Plan

We currently do not have a Stock Option Plan, however, we may wish to issue stock options pursuant to a Stock Option Plan in the future. Such stock options may be awarded to management, employees, members of the Company’s Board of Directors and consultants of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

None of our officers, directors, proposed director nominees, beneficial owners of more than 10% of our shares of common stock, or any relative or spouse of any of the foregoing persons, or any relative of such spouse who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company, has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party. In the event a related party transaction is proposed, such transaction will be presented to our board of directors for consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties. The Company does not believe that the provisions of Item 404(c) of Regulation S-K apply to our chief executive officer, Mr. Cosman, as a control person of the Company because the Company is not a shell company and Mr. Cosman is not part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company.

PRE-CLOSING PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 12, 2014, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name and Address	Title	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Anthony J. Merante	Executive Officer,	145,103	(2)	12.70%
c/o 2070 Central Park Ave 2Fl	Director and Beneficial Owner
Yonkers, NY 10710

Liberio Borsellino	Director	1,575		.13%
c/o 2070 Central Park Ave 2Fl
Yonkers, NY 10710 (4)

Carmelo L. Foti	Director	1,820		.16%
c/o 2070 Central Park Ave 2Fl
Yonkers, NY 10710 (4)

David Rabe	Director	1,575		.13%
c/o 2070 Central Park Ave 2Fl
Yonkers, NY 10710 (4)

Donald O’Toole	Director	1,341		.11%
c/o 2070 Central Park Ave 2Fl
Yonkers, NY 10710 (4)

Ronald L. Schutté	Beneficial Owner	922,788	(3)	80.10%
c/o 2070 Central Park Ave 2Fl
Yonkers, NY 10710

Wachovia Corporation	Beneficial Owner	5,383		.47%
c/o 2070 Central Park Ave 2Fl
Yonkers, NY 10710

Directors and Named Executive Officers as a Group (5 persons)		151,414		13.3%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.  Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2)
Does not include 8,000 shares owned by two individuals Charles Brofman and James Bruchetta over which Mr. Merante holds voting rights pursuant to a website development agreement by and between us and the two individuals dated March 1, 2005.

(3)	Includes 343 shares which Mr. Schutté owns jointly with his wife.

(4)	Resigned as a member of the Board of Directors on October 31, 2014.

POST-CLOSING PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 12, 2014, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name(1)	Number of Common Shares Owned(2)	Percentage of Class(3)

Jeffrey S. Cosman	2,448,000	24.57%

Anthony J. Merante	145,103	0.015%

Officers and Directors as a Group (2)	2,593,103	24.59%

Jeffrey S. Cosman	2,448,000	24.57%

Ronald Schutte	692,788	7%

James P. Canouse	765,000	7.7%

Charles E. Barcom	672,775	6.8%

Joseph E. Reich	672,775	6.8%

CC2G Investment Trust (3)	672,775	6.8%

Here to Serve Holding Corp. (4)	3,822,809	38.37%

5% or greater beneficial owners	9,746,922	97.83%

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 12540 Broadwell Road, Suite 1203, Milton, Georgia.

(2)
Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 9,963,418 shares of common stock issued and outstanding as of December 12, 2014.

(3)	The shares held by CC2G Investment Trust are beneficially owned by Edward H. Kniep IV.

(4)	The shares held by Here to Serve Holding Corp. are beneficially owned by Jeffrey S. Cosman.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue an aggregate number of 80,000,000 shares of capital stock, of which 5,000,000 shares are preferred stock, $0.001 par value per share and 75,000,000 shares are common stock, $0.025 par value per share.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value per share. Please see Item 1.01 herein for a description of the Company's Preferred Stock that is issued and outstanding.

Common Stock

The Company is authorized to issue 75,000,000 shares of common stock, $0.025 par value per share. After the closing of the Purchase Agreement and the issuances thereunder we currently have 9,963,418 shares of common stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

We currently do not have any warrants issued and outstanding.

Options

There are no outstanding options to purchase our securities.

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTCQB operated by the OTC Markets Group, Inc., under the symbol “BCKE”.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of December 12, 2014, we have 9,963,418 shares of our common stock par value, $0.025, issued and outstanding. There are approximately 50 holders of our common stock.

Transfer Agent and Registrar

The Transfer Agent for our capital stock is Computershare, located in Highlands Ranch, Colorado.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Equity Compensation Plan Information

The 2004 Stock Incentive Plan authorizes the issuance of up to 2,000,000 shares of common stock, none of which are currently outstanding.

LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The directors and officers of the Company are indemnified as provided by the New York corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, we issued 9,054,134 shares of our Common Stock to Here to Serve, valued at a closing price of $0.35 per share on October 17, 2014 or $3,168,947, its affiliates or assigns and 230,000 shares of our Common Stock were cancelled, in exchange for, among other things, our purchase of the Membership Interests. Such securities were not registered under the Securities Act of 1933.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4a(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4a(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4a(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4a(2) of the Securities Act.

Item 4.01    Changes in Registrant’s Certifying Accountant.

There are no changes to the Company’s certifying accountant.

Item 5.01   Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Purchase Agreement, on October 31, 2014, we issued 9,054,134 shares of our Common Stock to Here to Serve, its affiliates or assigns and 230,000 shares of our Common Stock were cancelled in exchange for, among other things, the purchase of the Membership Interests. As such, immediately following the closing of the Purchase, Agreement Here to Serve, its affiliates and assigns collectively hold approximately 90.87% of the total combined voting power of all classes of the common stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the closing of the Purchase Agreement, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report, Anthony Merante, former Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Corporate Secretary resigned from all officer positions effective as of the Closing Date. Mr. Merante will remain as a Director of the Company. Additionally, Carmelo Foti, David Babe, Liborio Borsellino and Donald O’Toole resigned from their positions as members of the board of directors on the Closing Date.

Further, effective upon closing of the Purchase Agreement, our Directors appointed the following officer:

Name	Age	Position

Jeffrey S. Cosman	43	Chief Executive Officer

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors,  Appointment of Director

Effective October 31, 2014, David Rabe, Carmelo Foti, Liborio Borsellino and Donald O’Toole  resigned from their positions as members of the board of directors. Effective October 31, 2013, Jeffrey S. Cosman was appointed as a Director of the company. There were no disagreements between any of the foregoing resigning officer and directors and us or any other officer or director of the Company.

(b) Resignation of Officers, Appointment of Officer

Anthony Merante, former Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Corporate Secretary resigned from all officer positions effective as of October 31, 2014. Effective October 31, 2014, Jeffrey S. Cosman was appointed Chief Executive Officer of the company.

The business background descriptions of the newly appointed officer and director is as follows:

Jeffrey S. Cosman, 43, Chief Executive Officer, Director

Jeffrey S. Cosman combines over 10 years’ experience in the solid waste industry, which includes local operations, local and regional accounting and corporate finance.  In addition, Mr. Cosman has experience in mobile-based app development, medical device sales leadership and capital raising. From 1993 through 1996, Mr. Cosman had a career in professional baseball with the New York Mets’ minor league organization.  After retiring from baseball, Mr. Cosman worked at Republic Services from February 1996 until February 1999.  In his role in Corporate Finance, Mr. Cosman assisted due diligence of acquisitions, provided accounting guidance in over 168 transactions totaling $1.6 Billion in annualized revenue, supported Corporate Controllers in monthly reporting and assisted in the preparation of a registration statement for Republic Services. In the early 2000’s, Mr. Cosman became involved in start-up technology in the medical device industry, but subsequently left to focus on a career in the solid waste industry, founding, in 2010, Legacy Waste Solutions, LLC, a compressed natural gas consulting business.  In 2012, Mr. Cosman purchased Rosewood Communication Supply, a warehouse centric telecom parts and supplies distributor as a partner. Mr. Cosman holds a B.B.A. in Managerial Finance and Banking and Finance, and a Bachelors of Accountancy from the University of Mississippi.  The Board believes that Mr. Cosman’s “ground up” experience in the solid waste industry, together with his background in related fields, as well as finance, will support the Company’s growth plans as it moves forward in implementing its transition into the waste industry.

Mr. Cosman holds a minority equity interest in Legacy Waste Solutions LLC. The Company does not have an arrangement with Legacy Waste Solutions, LLC or Mr. Cosman for past, current or future services to be performed between Legacy Waste Solutions and Here To Serve. Mr. Cosman may in the future consult from time to time with Legacy Waste Solutions on matters that do not conflict with the operation of the Company. Mr. Cosman spends approximately two hours a month on Legacy Waste Solutions.

Additionally, Mr. Cosman has a minority equity interest in Rosewood Communication Supply. The Company does not have an arrangement with Rosewood Communication Supply or Mr. Cosman for past, current or future services to be performed between Rosewood Communication Supply and Here To Serve. Mr. Cosman spends approximately one hour per week on Rosewood Communication Supply.

Family Relationships

There are no family relationships with any of our officers and directors.

Here to Serve Employment Agreements

On November 5, 2013, the Company entered into an Employment Agreement with Mr. Jeffrey S. Cosman our chief executive officer and director terminating on December 31, 2016, unless otherwise renewed by the Company. As compensation for his services, Mr. Cosman receives a base salary of $500,000 per year (the “Base Salary”). Such Base Salary will be increased on January 1 of each year by five percent (5%) per year over the then-existing Base Salary. The Company will pay Mr. Cosman $5,000 per month and the remaining compensation package shall accrue until the Company receives funding in the amount of at least $250,000. At such time, the compensation will be paid on a regular basis and the accrued sums will be deemed due and payable. In addition to the Base Salary, the Company shall pay to Mr. Cosman a bonus determined by the relationship between the Company’s annual performance and an annual target performance set each year by mutual agreement between the Company and Mr. Cosman as follows:

% of Target	>150%	149-120%	119-100%	99-80%	79-60%	Under 60%
% of Base Salary	150%	149-120%	119-100%	60%	30%	0%

Additionally, Mr. Cosman shall be entitled to an annual bonus, payable in restricted common stock of the Company, based upon acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities during each calendar year of the Employment Agreement.

Item 8.01 Other Items

None.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired. The Audited Financial Statements of Here to Serve, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description

2.1
Purchase Agreement dated October 17, 2014 (incorporated herein by reference to Exhibit 10.1 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on October 22, 2014)

3.1	Restated Certificate of Incorporation of Brooklyn Cheesecake & Deserts Company, Inc.

3.12	Certificate of Incorporation of Brooklyn Cheesecake & Dessert Acquisition Corp.

3.2	Amended and Restated By-laws of Brooklyn Cheesecake & Deserts Company, Inc.

3.21	By-Laws of Brooklyn Cheesecake & Dessert Acquisition Corp.

10.1
Employment Agreement by and between Here to Serve Holding Corp. and Jeffrey S. Cosman dated January 1, 2014 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 5, 2014)

10.2	2004 Stock Incentive Plan (incorporated herein by reference to Appendix B of the Definitive 14A filed with the SEC on July 15, 2004)

10.3	Credit Agreement

99.1	Here to Serve Holding Corp.’s Audited financial statements for the fiscal years ended September 30, 2013 and September 30, 2012

99.2	Meridian Waste Services, LLC Audited financial statements for the fiscal years ended December 31, 2013 and 2012

99.3	Here to Serve Holding Corp.’s Unaudited financial statements for the nine months ended June 30, 2014 and 2013

99.4	Brooklyn Cheesecake & Desserts Company, Inc. Unaudited Pro Forma Information

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooklyn Cheesecake & Desserts Company, Inc.

Date: December 12, 2014	By:	/s/ Jeffrey Cosman
	Name:	Jeffrey Cosman
	Title:	Chief Executive Officer

Here To Serve Holding Corp.

Consolidated Financial Statements

For the Nine Months Ended September 30, 2014 (Unaudited)
and the Years Endeded December 31, 2013 and 2012

Here To Serve Holding Corp.
Consolidated Balance Sheets
For The Year Ended September 30, 2014

	Successor	Predecessor
	September 30,
	2014	December 31,
	(UNAUDITED)	2013	2012
ASSETS
Current Assets
Cash	$384,166	$1,461,372	$1,646,556
Accounts receivable, trade	689,716	440,570	343,962
Employee advance	580	2,000	-
Other receivables		75,000	202
Prepaid expenses	198,715	189,521	117,281
Total Current Assets	1,273,177	2,168,463	2,108,001

Property and Equipment, net of accumulated
depreciation of $580,695, $7,780,233 and $6,364,005 respectively	7,583,214	4,810,603	4,137,649

Other Assets
Loan to member		50,000	-
Capitalized software	388,681	-	-
Customer list, net of accumulated
amortization of $1,167,288	12,840,164	-	-
Deposits	8,303	8,303	8,303
Loan fees, net of accumulated
amortization of $7,030	43,583	-	-
Non-compete, net of accumulated
amortization of $12,500	137,500	-	-
Total Other Assets	13,418,231	58,303	8,303

TOTAL ASSETS	$22,274,622	$7,037,369	$6,253,953

LIABILITIES & SHAREHOLDERS' EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts payable	$306,966	$239,739	$161,660
Accrued expenses	305,719	94,620	69,595
Convertible notes payable	568,146	-	-
Deferred compensation	729,000	-	-
Deferred revenue	1,993,062	1,910,465	1,744,578
Notes due related parties	276,250	-	-
Other current liabilities	910,555	50,000	-
Current portion - long term debt	1,195,333	1,211,299	1,042,664
Total Current Liabilities	6,285,031	3,506,123	3,018,497

Long-term notes payable
Less: current portion - long term debt	9,352,211	1,991,508	1,957,365

Total Liabilities	15,637,242	5,497,631	4,975,862

Shareholders' Equity (Deficit)
Members' equity	-	1,539,738	1,278,091
Preferred stock	2,071	-	-
Common stock	57,700	-	-
Additional paid in capital	14,209,518	-	-
Accumulated deficit	(7,631,909)	-	-
Total Shareholders' Equity (Deficit)	6,637,380	1,539,738	1,278,091

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY (DEFICIT)	$22,274,622	$7,037,369	$6,253,953

1

Here To Serve Holding Corp.
Consolidated Statements of Operations
For The Year Ended September 30, 2014

	Successor	Predecessor
	Period from	Period from
	Acquisition	January 1,
	May 16, 2014 to	2014
	September 30,	to May 15,	Year Ended
	2014	2014	December 31,
	UNAUDITED	UNAUDITED	2013	2012
Income
Revenue
Software sales	$1,784	$-	$-	$-
Services	4,827,855	4,246,558	11,349,872	10,249,774
Total Revenue	4,829,639	4,246,558	11,349,872	10,249,774

Cost of Sales/Services
Cost of Sales/Services	3,153,111	2,671,187	6,968,847	5,978,694
Depreciation	561,259	504,515	1,411,440	1,542,889
Total Cost of Sales/Services	3,714,370	3,175,702	8,380,287	7,521,583

Gross Profit	1,115,269	1,070,856	2,969,585	2,728,191

Expenses
Bad debt expense	13,280	-	42,508	17,951
Bank, brokerage & credit card expense	23,813	30,527	52,634	45,082
Charitable contributions	5,000	1,520	4,292	5,548
Communication expense	42,448	30,938	89,126	91,038
Compensation and related expense	567,108	240,894	703,688	572,761
Depreciation and amortization	1,205,982	5,748	13,537	10,232
Dues & subscriptions	450	57	2,229	2,676
Information processing expense	22,218	9,799	20,887	25,465
Insurance/bond expense	81,220	86,653	110,187	135,480
Marketing expense	40,300	37,596	95,403	116,187
Office expense	36,665	27,491	67,350	53,186
Product development expense	-	-	-	-
Professional services	606,007	44,733	63,997	33,059
Rent	98,348	126,936	249,793	134,778
Repairs & maintenance	13,040	24,532	19,268	3,835
State & local taxes, licenses, permits	4,320	9,365	17,595	26,311
Travel & entertainment	27,353	28,157	34,127	37,442
Total Expenses	2,787,552	704,946	1,586,621	1,311,031

Other Income (Expenses):
Miscellaneous income (loss)	-	-	6,995	2,605
Interest income	-	-		1,004
Gain (loss) on disposal of assets	-	-	(6,250)	15,134
Political contributions	-	-		(300)
Loss on bad loans	-	-	(403)	(110,006)
Interest expense	182,420	52,559	(146,659)	(159,964)
Total Other Expenses	182,420	52,559	(146,317)	(251,527)

Net Income (Loss) before income taxes	(1,854,703)	313,351	1,236,647	1,165,633

Income tax expense	-	-	-	-

Net Income (Loss)	$(1,854,703)	$313,351	$1,236,647	$1,165,633

Basic Net Loss Per Share	(0.04)

Weighted Average Number of Shares Outstanding
(Basic and Diluted)	41,563,674

2

Here To Serve Holding Corp.
Statement of Changes in Shareholders' Equity (Deficit)
For The Year Ended September 30, 2014

	Common Shares	Common Stock, Par	Preferred Shares	Preferred Stock, Par	Additonal Paid in Capital	Members' Equity	Accumulated Deficit	Total
Predecessor
Balance at December 31, 2011						$1,192,458		$1,192,458

Net income (loss)						1,165,633		1,165,633
Members' distributions						(1,080,000)		(1,080,000)

Balance at December 31, 2012						1,278,091		1,278,091

Net income (loss)						1,236,647		1,236,647
Members' distributions						(975,000)		(975,000)

Balance at December 31, 2013						1,539,738		1,539,738

UNAUDITED
Net income, January 1, 2014 - May 15, 2014						313,351		313,351
Members' distributions, January 1, 2014 - May 15, 2014						(585,000)		(585,000)

Balance at May 15, 2014						$1,268,089		$1,268,089

Successor
Balance at May 16, 2014	55,624,917	$55,625	2,071,210	$2,071	$13,879,593		$(5,777,206)	$8,160,083

Common stock issued for services	2,075,000	2,075	-	-	329,925		-	332,000
Net loss							(1,854,703)	(1,854,703)
Balance September 30, 2014	57,699,917	$57,700	2,071,210	$2,071	$14,209,518		$(7,631,909)	$6,637,380

3

Here To Serve Holding Corp.
Consolidated Statements of Cash Flows
For The Year Ended September 30, 2014

	Successor	Predecessor
	Period from	Period from
	Acquisition	January 1,
	May 16, 2014 to	2014
	September 30,	to May 15,	Year Ended
	2014	2014	December 31,
	UNAUDITED	UNAUDITED	2013	2012
OPERATING ACTIVITIES
Net income (loss) from operations	$(1,854,703)	$313,351	$1,236,647	$1,165,633
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation & Amortization	1,767,240	510,263	1,424,979	1,553,121
Stock issued to vendors for service	332,000	-	-	-
Increase in deferred compensation	243,000	-	-	-
(Gain) Loss on note conversions/sale of asset	-	-	6,250	(15,134)
Changes in working capital items:
Accounts receivable	(57,394)	(154,097)	(96,609)	(73,290)
Employee advance/other receivables	(580)	400	(126,798)	75,021
Prepaid expenses	7,242	65,976	(72,240)	(2,552)
Other current assets	-	-	-	55,297
Accounts payable & accrued expenses	445,128	89,309	103,102	98,054
Deferred revenue	114,957	(32,360)	165,887	(56,854)
Other current liabilities	738,310	-	25,000	-
Cash flow from operating activities	1,735,200	792,842	2,666,218	2,799,296

INVESTING ACTIVITIES
Proceeds from sale of fixed assets			12,415	53,622
Purchased capitalized software	(14,662)	-	-	-
Acquisition of subsidiary	123,841	-	-	-
Purchased equipment	(1,053,289)	(170,888)	(2,058,359)	(1,815,160)
Purchased software	-	-	-	-
Cash flow from investing activities	(944,110)	(170,888)	(2,045,944)	(1,761,538)

FINANCING ACTIVITIES
Member distributions		(585,000)	(975,000)	(1,080,000)
Loan from member			25,000	-
Principle payments on notes payable	(427,455)	(449,498)	(1,208,210)	(1,151,370)
Proceed from long-term notes payable		-	1,352,752	1,626,941
Cash flow from financing activities	(427,455)	(1,034,498)	(805,458)	(604,429)

Net change in cash	363,635	(412,544)	(185,184)	433,329
Beginning cash	20,531	1,461,372	1,646,556	1,213,227
Ending Cash	$384,166	$1,048,828	$1,461,372	$1,646,556

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-
Cash paid for interest	98,272

Supplemental Non-Cash Investing and Financing Information:
Common stock issued in connection with debt conversions	-
Common stock issued to employees and officers	-
Common stock issued for services	332,000
Common stock issued to acquire software products	-
Debt forgiveness former officer.	-
Common stock issued in connection with acquisition
of subsidiary	-
Preferred stock issued in connection with acquisition
of subsidiary	-

4

HERE TO SERVE HOLDING CORP. , INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

NOTE 1 – EXPLANATION OF CHANGE IN ACCOUNTING BASIS

The merger of Here to Server Holding Corp. (HTSHC) and Meridian Waste Services, LLC became effective May 15, 2014.  The merger was accounted for by HTSHC using business combination accounting.  Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value.  By the application of “push-down” accounting, our assets, liabilities and equity were accordingly adjusted to fair value on May 15, 2014.  Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.

Due to the application of “push-down” accounting, our financial statements are presented in two distinct periods to indicate the application of two different basis of accounting.  Periods prior to May 15, 2014 are identified herein as “Predecessor,” while periods subsequent to the HTSHC merger are identified as “Successor.”  As a result of the change in basis of accounting from historical cost to reflect the HTSHC’s purchase cost, the financial statements for Predecessor periods are not comparable to those of Successor periods.

The following notes, note #2 through note #13 are applicable to the unaudited periods of these financial statements.  Notes related to the audited periods are included in the audit report for Meridian Waste Services, LLC (Predecessor) which is included with this report.

NOTE 2 – ORGANIZATION AND NATURE OF OPERATIONS

Nature of Business

Currently the Company is operating under three separate Limited Liability Companies; Here To Serve Missouri Waste Division, LLC (“HTSMWD”), a Missouri Limited Liability Company, Here To Serve Technology Division, LLC (“HTST), a Georgia Limited Liability Company and Here To Serve Georgia Waste Division, LLC (“HTSGWD”), a Georgia Limited Liability Company.

Through acquisitions and restructuring, HTST has repositioned the Company’s presence in the software development industry.  By acquiring products developed for the mobile app market and by shifting the focus of future development, HTST is anticipating significant expansion into this growing business segment.

In 2014, HTSMWD purchased the assets of a large solid waste disposal company in the St. Louis, MO market.  This acquisition is considered the platform company for future acquisitions in the solid waste disposal industry.  HTSGWD was created to facilitate expansion in this industry throughout the Southeast.

5

HERE TO SERVE HOLDING CORP. , INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a September 30 fiscal year end.

Basis of Consolidation

The consolidated financial statements for the year ended September 30, 2014 include the operations of the Company and its wholly-owned subsidiaries, Here To Serve Missouri Waste Division, LLC and Here To Serve Technology, LLC.  The third subsidiary of the Company, Here To Serve Georgia Waste Division, LLC had no operations during the period. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain accounts and financial statement captions in the prior periods have been reclassified to conform to the current period consolidated financial statements.

Cash and Cash Equivalents

Here To Serve Holding Corp considers all highly liquid investments with maturities of three months or less to be cash equivalents. At September 30, 2014 the Company had $384,166. 3

Deferred Revenue

The Company’s Missouri Waste Division bills one month in advance for the following three months.  The balance in deferred revenue represents amounts billed in July, August and September for services that will be provided during October, November and December.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, other liabilities, accrued interest, notes payable, and an amount due to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

6

HERE TO SERVE HOLDING CORP. , INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset.  The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.  During the year ending September 30, 2014, the Company experienced no losses due to impairment.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that based on available evidence, which are not expected to be realized.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

At September 30, 2014 the Company had $689,716 of trade receivables.  Here to Serve – Missouri Waste Division, LLC, primarily owns these trade receivables.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of receivable related to commercial project invoices.  The estimated losses are based on managements’ evaluation of outstanding accounts receivable at the end of the accounting period.  At September 30, 2014, no such allowance was recorded.

7

HERE TO SERVE HOLDING CORP. , INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets

Intangible assets consist of assets acquired and costs incurred in connection with the development of the Company’s capitalized software. See note below.  The Company also has intangible assets related to the purchase of Meridian Waste Services, LLC.  See Note 4 below.

Capitalized Software

The company acquired a software product that is under further development. This asset will be amortized over a three to five year period using the straight-line method of depreciation for book purposes beginning when the software is completed.

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence of that an arrangement exists, the revenue is fixed or determinable, the products are fully delivered or services have been provided and collection is reasonably assured.

Concentration of Credit Risks

The Company maintains its cash and cash equivalents in bank deposit accounts, which could, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts; however, amounts in excess of the federally insured limit may be at risk if the bank experiences financial difficulties.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. A diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At September 30, 2014 the Company had a series of convertible notes outstanding that could be converted into approximately 14,488,784 common shares. These are not presented in the statement of operations since the company incurred a loss and the effect of these shares is anti- dilutive.

8

HERE TO SERVE HOLDING CORP. , INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Here To Serve Holding Corp. , does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment, including purchased and developed software is recorded at cost. The Company has depreciated or amortized these assets using the straight-line method over the useful lives of the asset. The useful lives are estimated to be between 2 and 7 years.

Property and equipment consisted of the following:

Furniture & office equipment	$334,265
Containers	2,837,315
Trucks	4,992,329
Total Property and Equipment	8,163,909
Less: Accumulated Depreciation	(580,695)
Net Property and Equipment	$7,583,214

NOTE 5 – ACQUISITION

On May 15, 2014, the Company entered into an asset purchase agreement by and among the Company, HTSWD, Meridian Waste Services, LLC (“MWS”) and the members of MWS, pursuant to which HTSWD acquired certain assets and liabilities of MWS, in exchange for $11,500,000 cash, 13,191,667 shares of Class A Common Stock of HTSHC and 71,210 shares of Series B Cumulative Convertible Preferred Stock of HTSHC.

The purchase of MWS included the acquisition of assets of $22,532,242 and liabilities of $1,932,492.  The aggregate purchase price consisted of the following:

Cash	11,500,000
Estimated value of common stock issued to sellers	1,978,750
Estimated value of preferred stock issued to sellers	7,121,000
$20,599,750

9

HERE TO SERVE HOLDING CORP. , INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

NOTE 5 – ACQUISITION (CONTINUED)

The following table summarizes the estimated fair value of MWS assets acquired and liabilities assumed at the date of acquisition:

Cash	$500,000
Accounts receivable	632,322
Prepaid expenses	123,544
Deposits	8,303
Containers	2,710,671
Furniture and equipment	299,450
Trucks	4,100,500
Customer lists	14,007,452
Non-compete agreement	150,000
Accounts payable and accrued expenses	(54,387)
Deferred revenue	(1,878,105)
$20,599,750

NOTE 6 – NOTES PAYABLE

The Company issued two promissory notes during the nine month period ended September 30, 2014. These notes totaled $200,000 and are generally convertible into common stock of the Company at discounts of 10 % to 20% of the lowest average trading prices for the stock during periods five to one day prior to the conversion date. These notes bears interest at 6% to 8%, are unsecured, and matures within one year of the date issued. The notes were issued to provide working capital for the Company.

The Company has issued a series of one year convertible promissory notes to finance operations. The notes were sold to Machiavelli Ltd. LLC and generally earned interest at 8%, and could be convertible into common stock of the Company at a discount 35% of the lowest average trading prices for the stock during periods five to three days prior to the conversion date. A number of these notes were converted into stock. The notes included a default interest rate of 12% if not paid at maturity or converted to common stock. All but four of the notes went to default. Total outstanding on these notes was $ 259,900 as of September 30, 2014. Due to the conversion feature included in the notes, the Company has recorded a premium expense on the notes totaling $67,253 and $197,021 as of September 30, 2014 and September 30, 2013, respectively. These amounts have been deducted as interest expense by the Company.

The Company also issued additional notes to other related parties prior to September 30, 2014. Two of these notes were issued to employees for services. James Canouse received note for $200,000 and J. N. Carter received a note for $20,000. The Canouse note had a premium expense of $107,692 and the Carter note had a premium expense of $10,769. In March 2011 Mr. Canouse converted $53,237 of his note to common stock.

At September 30, 2014 the Company had $844,396 outstanding in convertible notes.

10

HERE TO SERVE HOLDING CORP. , INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

NOTE 6 – NOTES PAYABLE (CONTINUED)

At September 30, 2014, Here To Serve – Missouri Waste Division, LLC, a subsidiary of the Company, had $10,547,544 in Debt, of which $1,195,333 is current and $9,352,211 is long term.  $1,475,000 were notes Payable to the Sellers of Meridian as sub-debt and $9,072,544 in Long Term Debt payable to Comerica Bank, the Company’s Senior Lender.  At close, the notes payable to the sellers were five-year term sub-debt loans paying interest at 8%.  The Company’s Senior Secured Loan was a 4.75% two-year term based on a seven-year amortization schedule.  In addition, the Company had a working capital line of credit of $1,250,000 at 4.75%.  Finally, there is CAPEX line of credit of $750,000, of which the Company has drawn down $115,000 at close; again at 4.75% interest.

NOTE 7 – STOCK HOLDERS’ EQUITY

The Company has 400,000,000 shares of common stock authorized with a par value of $0.001 and 2,000,000 shares of Preferred stock with a par value of $0.001.  As of September 30, 2014 there are 57,699,917 common shares outstanding and 2,071,120 of Preferred shares outstanding.  During the year ended September 30, 2014, the company issued 3,344,142 shares of common stock in connection with note conversions and 3,207,288 shares to consultants for services.  In May, 2014, the company issued 13,191,666 shares and 71,120 shares of Preferred B shares in connection with the acquisition of subsidiary.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company has leased office space at 12540 Broadwell Rd., Suite 1203 Milton, GA 30004.

NOTE 9 – INCOME TAXES

As of September 30, 2014, the Company had net operating loss carry forwards of approximately $7,630,000 that may be available to reduce our tax liability in future years. We estimate the benefits of this loss carry forward at $2,670,000 if the Company produces sufficient taxable income. No adjustments to the financial statements have been recorded for this potential tax benefit.

NOTE 10 – FAIR VALUE MEASUREMENT

The Company has adopted new guidance under ASC Topic 820, effective January 1, 2009. New authoritative accounting guidance (ASC Topic 820-10-15) under ASC Topic 820, Fair Value Measurement and Disclosures, delayed the effective date of ASC Topic 820-10 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until 2009.

ASC Topic 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Further

11

HERE TO SERVE HOLDING CORP. , INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

NOTE 10 – FAIR VALUE MEASUREMENT (CONTINUED)

new authoritative accounting guidance (ASU No. 2009-05) under ASC Topic 820, provides clarification that in circumstances in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 – Quoted prices in active markets for identical assets and liabilities.
Level 2 – Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.
Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following table sets forth the liabilities at September 30, 2014, which is recorded on the balance sheet at fair value on a recurring basis by level within the fair value hierarchy. As required, these are classified based on the lowest level of input that is significant to the fair value measurement:

Description	9/30/2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Convertible promissory note with embedded conversion option	$568,146	$-	$-	$568,146
Total	$568,146	$-	$-	$568,146

NOTE 11 – LEASES

The Company’s subsidiary Here to Serve Missouri Waste Division, LLC leases its office and warehouse facilities.  The lease agreement commenced September 1, 2010 and expires
August 30, 2017.  This lease was assigned to the Company when the subsidiary purchased Meridian Waste Services, LLC on May 16, 2014.  Future minimum lease payments at September 30, 2014 are as follows:

12

HERE TO SERVE HOLDING CORP. , INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

NOTE 11 – LEASES (CONTINUED)

2014	$66,479
2015	271,915
2016	277,915
2017	283,915
Thereafter	-

Total	900,224

Rent expense amounted to $88,973 for the year ended September 30, 2014.

NOTE 12 – BONDING

In connection with its normal activities, the Company may be required to acquire a Performance bond on contracts with customers.  There were not any performance bonds required for the year ended September 30, 2014.

NOTE 13 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to September 30th, 2014 through the date these financial statements were issued and has determined that the following would be included as subsequent events.

Membership Interest Purchase Agreement
On October 17, 2014, (the “Execution Date”), Brooklyn Cheesecake & Desserts Company, Inc. (the “Company”) entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Here to Serve Holding Corp., a Delaware corporation, as seller (“Here to Serve”), the Company, as parent, Brooklyn Cheesecake & Dessert Acquisition Corp., a wholly-owned subsidiary of the Company, as buyer (the “Acquisition Corp.”), the Chief Executive Officer of the Company (the “Company Executive”), the majority shareholder of the Company (the “Company Majority Shareholder”) and certain shareholders of Seller (the “Seller Shareholders”), pursuant to which the Acquisition Corp shall acquire from Here to Serve all of Here to Serve’s right, title and interest in and to (i) 100% of the membership interests of Here to Serve – Missouri Waste Division, LLC d/b/a Meridian Waste, a Missouri limited liability company (“HTS Waste”); (ii) 100% of the membership interests of Here to Serve Technology, LLC, a Georgia limited liability company (“HTS Tech”); and (iii) 100% of the membership interests of Here to Serve – Georgia Waste Division, LLC, a Georgia limited liability company (“HTS Waste Georgia”, and together with HTS Waste and HTS Tech, collectively, the “Membership Interests”).  As consideration for the Membership Interests, (i) the Company shall issue to Here to Serve 9,054,134 shares of the Company’s common stock, (the “Common Stock”); (ii) the Company shall issue to the holder of Class A Preferred Stock of Here to Serve (“Here to Serve’s Class A Preferred

13

HERE TO SERVE HOLDING CORP. , INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

NOTE 13 – SUBSEQUENT EVENTS (CONTINUED)

Stock”) 51 shares of the Company’s to-be-designated Class A Preferred Stock (the “Class A Preferred Stock”), which Class A Preferred Stock shall have the rights and preferences as described in the Purchase Agreement; (iii) the Company shall issue to the holder of Class B Preferred Stock of Here to Serve (Here to Serve’s Class B Preferred Stock”) an aggregate of 71,120 shares of the Company’s to-be-designated Class B Preferred Stock (the “Class B Preferred Stock”), which Class B Preferred Stock shall have the rights and preferences as described in the Purchase Agreement (the Common Stock, the Class A Preferred Stock and the Class B Preferred Stock are referred to as the “Purchase Price Shares;”), and (iv) the Company shall assume certain assumed liabilities (the “Initial Consideration”).

As further consideration, at the closing of the transaction contemplated under the Purchase Agreement, (i) in satisfaction of all accounts payable and shareholder loans, Here to Serve will pay to Company Majority Shareholder $70,000 and (ii) Here to Serve will purchase from Company Majority Shareholder 230,000 shares of the Company’s common stock for a purchase price of $230,000, with such shares to be cancelled immediately after such purchase.  Pursuant to the Purchase Agreement, to the extent Purchase Price Shares are issued to individual shareholders of Here to Serve at or upon closing of the Purchase Agreement: (i) shares of common stock of Here to Serve held by the individuals listed on Schedule 2.2 of the Purchase Agreement will be cancelled in accordance with such Schedule 2.2; (ii) 1,000,000 shares of Here to Serve’s Class A Preferred Stock will be cancelled; and (iii) 71,120 shares of Here to Serve’s Class B Preferred Stock will be cancelled (the “Additional Consideration”).

In addition to the foregoing, the closing of the Purchase Agreement is contingent upon the satisfaction of the closing conditions set forth in the Purchase Agreement.  The closing of the Purchase Agreement will result in a change of control of Brooklyn Cheesecake & Desserts Company, Inc.

CLOSING OF THE AGREEMENT

As described above, on October 17, 2014, the Company entered into the Purchase Agreement which resulted in the Company acquiring the LLC Membership Interests. In exchange, the Company issued to the entities described above, their designees or assigns, the Initial Consideration and the Additional Consideration.

The directors and majority shareholders of the Company have approved the Purchase Agreement and the transactions contemplated under the Purchase Agreement. The directors of Here to Serve and the Here to Serve Shareholders have approved the Purchase Agreement and the transactions contemplated thereunder. Immediately following the above described transactions, the Company changed its business plan to that of Here to Serve.

14

MERIDIAN WASTE SERVICES, LLC

Financial Statements

For the Years Ended December 31, 2013 and 2012

MERIDIAN WASTE SERVICES, LLC
Table of Contents
For the Years Ended December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors
Meridian Waste Services, LLC

We have audited the accompanying balance sheets of Meridian Waste Services, LLC as of December 31, 2013 and 2012 and the related statements of operations, changes in members’ equity, and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meridian Waste Services, LLC as of December 31, 2013 and 2012 and the results of their operations and their cash flows for the each of the two years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ D’Arelli Pruzansky, P.A.
Certified Public Accountants

Boca Raton, Florida
August 7, 2014

1

MERIDIAN WASTE SERVICES, LLC
Balance Sheets
December 31,

ASSETS
	2013	2012

CURRENT ASSETS
Cash	$1,461,372	$1,646,556
Accounts receivable, less allowances for doubtful	440,569	343,962
accounts of $42,509 in 2013 and $0 in 2012
Employee Advances	2,000	-
Note receivable - related party	75,000	202
Prepaid expenses	81,128	68,459
Prepaid insurance	108,393	48,822

Total Current Assets	2,168,462	2,108,001

PROPERTY AND EQUIPMENT
Equipment and fixtures	116,429	69,162
Furniture and fixtures	18,351	18,351
Containers, carts, and roll off	3,568,631	2,727,517
Vehicles	8,887,425	7,686,624

Total Property and Equipment	12,590,836	10,501,654
Less: accumulated depreciation	7,780,233	6,364,005

Net Property and Equipment	4,810,603	4,137,649

OTHER ASSETS
Loan to member	50,000	-
Deposits	8,303	8,303

Total Other Assets	58,303	8,303

TOTAL ASSETS	$7,037,368	$6,253,953

2

MERIDIAN WASTE SERVICES, LLC
Balance Sheets - continued
December 31,

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$239,739	$161,660
Accrued payroll and payroll tax	94,620	69,595
Current portion of long-term liabilities	1,211,299	1,042,664
Deferred revenue	1,910,465	1,744,578
Deposit	25,000	-
Loan from member	25,000	-

Total Current Liabilities	3,506,123	3,018,497

LONG-TERM LIABILITIES
Long-term liabilities, less current maturities	1,991,508	1,957,365

Total Liabilities	5,497,631	4,975,862

MEMBERS' EQUITY	1,539,737	1,278,091

Total Members' Equity	1,539,737	1,278,091

TOTAL LIABILITIES AND MEMBERS' EQUITY	$7,037,368	$6,253,953

3

MERIDIAN WASTE SERVICES, LLC
Statements of Income
For the Years Ended December 31,

	2013	2012
	Amount	Amount

Service revenues	$11,247,773	$10,076,570
Recycling income	102,099	173,204
Total Income	11,349,872	10,249,774

Cost of Services	8,380,287	7,521,583

Gross Profit	2,969,585	2,728,191

General and Administrative Expenses
Compensation and related expenses	703,688	612,578
Rent expense	249,793	134,778
Advertising expense	95,403	116,187
Depreciation expense	13,541	10,232
Other general and administrative expenses	524,197	437,256

Total General and Administrative Expenses	1,586,622	1,311,031

Income from Operations	1,382,963	1,417,160

Other Income (Expense)
Miscellaneous income	6,995	2,605
Interest income	-	1,004
Gain(Loss) on disposal of assets	(6,250)	15,134
Political contributions	-	(300)
Loss on bad loans	(403)	(110,006)
Interest expense	(146,659)	(159,964)

Total Other Income (Expense)	(146,317)	(251,527)

NET INCOME	$1,236,646	$1,165,633

4

MERIDIAN WASTE SERVICES, LLC
Statements of Changes in Members' Equity
For the Years Ended December 31, 2013 and 2012

Members' Equity - December 31, 2011	$1,192,458

Net Income	1,165,633

Shareholder Distributions	(1,080,000)

Members' Equity - December 31, 2012	1,278,091

Net Income	1,236,646

Shareholder Distributions	(975,000)

Members' Equity - December 31, 2013	$1,539,737

5

MERIDIAN WASTE SERVICES, LLC
Statements of Cash Flows
For the Years Ended December 31

	2013	2012

Cash Flows from Operating Activities
Net income	$1,236,646	$1,165,633
Adjustments to reconcile net income to net cash
provided by operating activities
Allowance for doubtful accounts	42,509
Depreciation and amortization	1,424,979	1,553,121
Change in assets - (increase) decrease
Accounts receivable	(139,117)	(73,290)
Other receivables	(76,798)	75,021
Prepaid insurance	(59,571)	6,689
Prepaid expenses	(12,669)	(9,241)
Loan to member	(50,000)
Letter of credit	-	50,297
Deposits	-	5,000
Gain/Loss on sale of asset	6,250	(15,134)
Change in liabilities - increase (decrease)
Accounts payable	78,077	89,899
Accrued expenses	-	(9,203)
Accrued payroll and payroll taxes	25,025	17,358
Deferred revenue	165,887	(56,854)
Deposit	25,000	-
Total Adjustments	1,429,572	1,633,663

Net Cash Provided by Operating Activities	2,666,218	2,799,296

Cash Flows from Investing Activities
Proceeds from sale of fixed assets	12,415	53,622
Purchase of property and equipment	(705,607)	(188,219)
Net Cash Used in Investing Activities	(693,192)	(134,597)

Cash Flows from Financing Activities
Member distributions	(975,000)	(1,080,000)
Loan from member	25,000
Principal payments on notes	(1,208,210)	(1,151,370)
Net Cash Used in Financing Activities	(2,158,210)	(2,231,370)

Net Increase (Decrease) in Cash	(185,184)	433,329

Cash - Beginning of Year	1,646,556	1,213,227

Cash - End of Year	$1,461,372	$1,646,556

6

MERIDIAN WASTE SERVICES, LLC
Notes to Financial Statements
For the Years Ended December 31, 2013 and 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS – The Company was organized December 9, 2004 as a Limited Liability Company under the laws of the State of Missouri.  The Company is taxed as an S Corporation.  Meridian Waste Services LLC (the Company) is primarily in the business of residential and commercial waste hauling and has contracts with various cities and municipalities.  The majority of the Company’s customers are located in the St. Louis metropolitan area.

BASIS OF ACCOUNTING - The Company follows accounting principles generally accepted in the United States of America, accordingly it utilizes the accrual method of accounting whereby revenues are recorded when earned and expenses are recorded when incurred.

CONCENTRATIONS OF RISK – The Company maintains its cash balances at one financial institution located in St. Louis, MO.  At various times during the year the account balances exceed the Federally insured limits.  The Company has not experienced any losses on the accounts and management believes it is not exposed to any significant risk on cash.

The Company has significant revenue with two major municipal customers.  These customers accounted for approximately 52.66% and 57.83% of revenue for the years ended December 31, 2013 and 2012, respectively.

	2013	2012

Customer A	31.58%	34.72%
Customer B	21.08%	23.11%
	52.66%	57.83%

CASH AND CASH EQUIVALENTS – For purposes of the statement of cash flows, the Company considers money market funds, certificates of deposit, Treasury bills, and any other short-term debt securities with a maturity of three months or less at the time of purchase to be cash equivalents.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

INCOME TAXES – The members elected to have the Company’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code; therefore, taxable income or loss is reported to the individual members for inclusion on their personal tax returns.  No provision for federal and state income taxes is included in these statements.

7

MERIDIAN WASTE SERVICES, LLC
Notes to Financial Statements
For the Years Ended December 31, 2013 and 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

ACCOUNTS RECEIVABLE – Accounts receivable is carried at the original invoice amount.  Customers are billed every three months in advance and payment is due the 15th of the first month of their billing cycle.  If payment is not received, the customer is placed on stop service.  The previous billing cycle is reviewed for stop service accounts.  Uncollected accounts are written off at that time and charged directly against revenue.

Accounts receivable aging at December 31:

	2013	2012

0-30 days	$398,767	$308,338
31-60 days	19,796	17,813
61-90 days	7,836	5,680
Over 90 days	56,679	12,131
Allowance	(42,509)	-
	$440,569	$343,962

ALLOWANCE FOR DOUBTFUL ACCOUNTS – The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of receivables related to commercial project invoices.  The estimated losses are based on managements’ evaluation of outstanding accounts receivable at the end of the year.  Allowance for doubtful accounts was $42,509 and $0 at December 31, 2013 and 2012, respectively.

PREPAID EXPENSES – The Company prepays and amortizes the costs of sponsorship agreements and calendar costs over 12 months.  Software support agreements are amortized over 12 months.  The cost of performance bonds are amortized over 12 months.  Prepaid expenses at December 31, 2013 and 2012 respectively, consisted of the following:

	2013	2012

Advertising	$50,492	$34,146
Software support	7,240	5,320
Performance bonds	23,396	19,184
Rent	$-	$9,809
	81,128	68,459

8

MERIDIAN WASTE SERVICES, LLC
Notes to Financial Statements
For the Years Ended December 31, 2013 and 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

PROPERTY AND EQUIPMENT - Property and equipment is stated at cost.  Depreciation is computed using the straight-line method over the following estimated useful lives of the assets.

YEARS
Trucks	5 years
Containers and carts	7 years
Leasehold Improvements	7-15 years
Furniture and equipment	5-7 years
Office equipment	3-7 years

Depreciation expense amounted to $1,424,979 and $1,553,121 for the years ended December 31, 2013 and 2012, respectively.

Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS – In accordance with Accounting Standards Codification 360-10, “Property, Plant and Equipment”, the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset.  The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.  As of December 31, 2013 and 2012, the Company did not impair any long-lived assets.

FAIR VALUE OF FINANCIAL INSTRUMENTS – The Company adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements,” effective January 1, 2009.  ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (and exit price0 in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  There was no impact relating to the adoption of ASC 820 to the Company’s financial statements.

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1:  Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.
Level 2:  Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3: Inputs that are generally unobservable.  These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities and other current liabilities.  The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature.  The fair value of long-term debt

9

MERIDIAN WASTE SERVICES, LLC
Notes to Financial Statements
For the Years Ended December 31, 2013 and 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

is based on current rates at which the Company could borrow funds with similar remaining maturities.  The carrying amounts approximate fair value.  It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

ADVERTISING - The Company expenses advertising costs as they are incurred except for Sponsorship and calendar costs which is capitalized and amortized over 12 months.  Advertising expense amounted to $95,403 and $116,187 for the years ended December 31, 2013 and 2012, respectively.

REVENUE RECOGNITION – Our revenues are generated from the fees we charge for waste collection, transfer, disposal and recycling.  The fees charged for our services are generally defined in our service agreements and vary based on contract-specific terms such as frequency of service, weight, volume and the general market factors influencing a region’s rates. We generally recognize revenue as services are performed.

DEFERRED REVENUE – The Company bills one month in advance for the following three months.   The balance in this account consists of amounts billed in October, November, and December for:

	2013	2012

January	$812,515	$735,865
February	655,837	610,047
March	442,113	398,666
	$1,910,465	$1,744,578

COST OF SERVICES – Costs of services includes expenses that are directly attributable to generating service revenues.  Cost of services at December 31, 2013 and 2012 respectively, consisted of the following:

	2013	2012

Labor costs	$2,772,312	$2,514,803
Landfill costs	1,541,692	1,228,786
Depreciation	1,411,438	1,542,889
Fuel costs	1,113,879	1,000,096
Repairs and maintenance	1,037,037	870,726
Vehicle insurance	164,331	83,281
Property taxes	147,046	130,881
Other direct costs		150,121
	$8,380,287	$7,521,583

10

MERIDIAN WASTE SERVICES, LLC
Notes to Financial Statements
For the Years Ended December 31, 2013 and 2012

 NOTE B - LONG-TERM DEBT

  Long-term debt consists of the following:

	2013	2012
Notes payable in monthly installments to 1st Source Bank totaling $31,405, including interest at 6%, secured by equipment. Maturing from 2014 to 2016.	$761,994	$1,082,162

Note Payable to Ford Motor Credit, interest at 5%, monthly payments of $1,165, matures August 2015, secured by vehicle.	21,405	33,983

Note Payable to KIA Motors, interest at 4.9%, monthly payments of $401, matures August 2015, secured by a vehicle.	7,940	12,753

Notes Payable in monthly installments to TCF Equipment Finance totaling $41,755, including interest ranging from 4.42% to 4.67%, secured by equipment. Maturing from 2014 to 2017.	1,157,327	1,080,188

Notes Payable in monthly installments to Wells Fargo Equipment Finance, Inc. totaling $27,271, including interest ranging from 4.75% to 4.95%, secured by equipment. Maturing from 2014 to 2017.	733,090	537,587

Notes Payable in monthly installments to US Bank Equipment Finance totaling $14,490, including interest ranging from 4.25% to 5.25%, secured by equipment. Maturing from 2016 to 2017.	521,051	253,356

TOTAL DEBT	3,202,807	3,000,029

Less current maturities	1,211,299	1,042,664

TOTAL LONG-TERM DEBT	$1,991,508	$1,957,365

11

MERIDIAN WASTE SERVICES, LLC
Notes to Financial Statements
For the Years Ended December 31, 2013 and 2012

NOTE B - LONG-TERM DEBT – CONTINUED

The aggregate principal maturities of long-term debt at December 31, 2013 are as follows:

2014	$1,211,299
2015	1,129,965
2016	671,948
2017	189,595
Thereafter	-

TOTAL DEBT	$3,202,807

NOTE C - RELATED PARTY TRANSACTIONS

As of December 31, 2013, the Company had a demand note receivable with an outstanding balance of $75,000 from BRK Holding LLC which is owned by the Company’s members.

As of December 31, 2013, the Company had a demand note receivable with an outstanding balance of $50,000 from J. Reich, a member of the Company.

In September of 2013, C. Barcom, an officer of the Company, made a loan to the Company of $25,000. Repayment is due upon demand.

NOTE D - LEASES

The Company leases its office and warehouse facilities.  The lease agreement commenced September 1, 2010 and expires August 30, 2017.  Future minimum lease payments at December 31, 2013 are as follows:

2014	$265,915
2015	271,915
2016	277,915
2017	283,915
Thereafter	-

TOTAL	$1,099,660

Rent expense amounted to $249,793 and $134,778 for the years ended December 31, 2013 and 2012, respectively.

12

MERIDIAN WASTE SERVICES, LLC
Notes to Financial Statements
For the Years Ended December 31, 2013 and 2012

NOTE E - COMPENSATED ABSENCES

Employees are entitled to holiday and vacation time throughout the year based on length of service.  Unused vacation time is paid to employees at the end of employment.  Accrued vacation pay at December 31, 2013 and 2012 was deemed immaterial and not accrued.

NOTE F – CASH FLOW INFORMATION

Operating activities reflect interest paid of $146,659 and $159,964 during 2013 and 2012, respectively.

Noncash investing and financing activity during 2013 and 2012:

	2013	2012
Acquisition of equipment
Cost of equipment	$2,058,359	$1,815,160
Less notes payable	1,352,752	1,626,941

Cash payments for equipment	$705,607	$188,219

NOTE G – COMMITMENTS AND CONTINGENCIES

The Company is involved in various claims against the Company, arising in the normal course of business.  Management believes that their insurance coverage will be sufficient to pay potential liabilities, if any.

NOTE H – BONDING

In connection with its normal activities, the Company may be required to acquire a Performance bond on contracts with customers.  There were not any performance bonds required for the years ended December 31, 2013 and 2012.

13

MERIDIAN WASTE SERVICES, LLC
Notes to Financial Statements
For the Years Ended December 31, 2013 and 2012

NOTE I – NEW ACCOUNTING PRONOUNCEMENTS

In February 2013, the Financial Accounting Standards Board issued an Accounting Standards Update to the Comprehensive Income Topic in the Accounting Standards Codifications.  This update requires separate presentation of the components that are reclassified out of accumulated other comprehensive income either on the face of the financial statements or in the notes to the financial statements.  This update also requires companies to disclose the income statement line items impacted by any significant reclassifications, such as the gains and losses on cash flow hedges and defined benefit pension adjustments.  The adoption of the standard did not have an impact on our consolidated financial condition, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE J – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through July 16, 2014, the date the financial statements were available to be issued.

On May 15, 2014 the Company signed an asset purchase agreement with Here To Serve – Missouri Waste Division, LLC, a Missouri limited liability company.  A down payment has been received in the amount of $25,000 which is recorded as a current liability on the Company’s books.

14

Brooklyn Cheesecake & Desserts Company, Inc.

Introduction to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is presented to estimate effects of our purchase of the LLC’s owned by Here to Serve Holding Corp.

On October 17, 2014 Brooklyn Cheesecake & Desserts Company, Inc. (the “Company”) entered into a membership interest purchase agreement with Here to Serve Holding Corp. (“HTSHC”) a Delaware Corporation and the shareholders of HTSHC, whereby the Company agreed to issue 9,054,134 shares of the Company for the interest in the following LLC’s:  Here to Serve – Missouri Waste Division, LLC, Here to Serve Technology Division, LLC and Here to Serve – Georgia Waste Division (“LLC’s”).  At closing, the Company issued 9,054,134 shares of the Company’s common stock to the HTSHC shareholders who obtained 89% voting control and management control of the Company.  The financial statements of the Company and the consolidated financial statements of the LLC’s after the acquisition will include the balance sheets at historical cost, the historical results of the Company and the LLC’s and the results of the Company from the acquisition date.

Upon closing of the transaction, the Company’s officers and directors resigned and a new board of directors and new officer were appointed which consist of Jeff S. Cosman and Rachel M. Cosman.  Following the closing, Mr. Cosman was also appointed as Chief Executive Officer and Chairman of the board of the Company and Mrs. Cosman was appointed as Secretary of the Company.

The unaudited pro forma combined financial information assumes the Membership Interest Purchase Agreement was consummated as of January 1, 2013.  The financial statements of the Company included in the following unaudited pro forma combined financial information are derived from the audited financial statements of the Company for the year ending December 31, 2013 and the unaudited financial statements of the LLC’s for the same period.  The pro forma combined financial information for the nine months ending September 30, 2014 are derived from unaudited financial statements of the Company and the LLC's for the nine months ending September 30, 2014.

The information presented in the unaudited pro forma combined financial information does not purport to represent what our financial position would have been had the membership interest purchase agreement occurred as of the dates indicated, nor is it indicative of our financial position for any period.  You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Membership Interest Purchase Agreement Transaction.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances.  The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company.

1

Brooklyn Cheesecake & Desserts Company, Inc.
Unaudited Pro Forma Adjustments to Combined Financial Statements
31-Dec-13

(a) to record impact of merger with Meridian Waste Services, LLC

	Debit	Credit

Employee advance	$-	$2,000
Property & equipment, net		4,810,603
Property & equipment, net	7,420,348
Intangible assets, net	14,233,065
Deposits		38,300
Notes payable related party		1,475,000
Other current liabilities	25,000
Other current liabilities		70,325
Current portion - long term debt	1,211,299
Current portion - long term debt		1,225,000
Notes payable	1,225,000
Notes payable	1,991,508
Notes payable		9,500,000
Series B convertible preferred stock		71
Common stock		13,192
Additional paid in capital	1,539,737
Additional paid in capital		9,086,487
Cost of sales/services - depreciation		1,411,438
Depreciation & amortization		13,541
Depreciation & amortization	2,801,490
Depreciation & amortization	16,871
Depreciation & amortization	30,000
Intangible assets, net		2,848,361
Depreciation & amortization	12,476
Cost of sales/services - depreciation	1,300,408
Property & equipment, net		1,312,884

	$31,807,202	$31,807,202

(b) to record impact of merger with Brooklyn Cheescake & Desserts Company, Inc.

Cash	$-	$1,078
Accounts receivable, related party		47,725
Intangible assets, net		19,125
Accounts payable & accrued expenses	24,340
Notes payable - related party	94,744
Accumulated earnings (deficit)		40,873
Licensing fee - related party	13,375
Sales, general & administrative expense		23,658
Treasury stock	300,000
Cash		150,000
Notes payable - related party		150,000

	$432,459	$432,459

2

				Pro Forma Adjustments
	HTSHC	MWD	BCKE	Debit	Credit	Pro Forma
Current Assets:
Cash	$9,760	$1,461,372	$1,078	$-	$151,078	$1,321,132
Accounts receivable, trade		440,569				440,569
Accounts receivable, related party		125,000	47,725		47,725	125,000
Employee advance		2,000			2,000	-
Prepaid expenses		189,521				189,521
Total current assets	9,760	2,218,462	48,803	-	200,803	2,076,222

Other Assets:
Property & equipment, net	957	4,810,603		7,420,348	6,123,487	6,108,421
Capitalized software	298,287					298,287
Intangible assets, net			19,125	14,233,065	2,867,486	11,384,704
Deposits	38,300	8,303			38,300	8,303

Total assets	$347,304	$7,037,368	$67,928	$21,653,413	$9,230,076	$19,875,937

Current Liabilities:
Accounts payable & accrued expenses	$204,749	$334,359	$24,340	$24,340	$-	$539,108
Notes payable - related party	569,262	25,000	94,744	94,744	1,625,000	2,219,262
Convertible notes payable	489,074					489,074
Deferred revenue		1,910,465				1,910,465
Deferred compensation	243,000					243,000
Other current liabilities		25,000		25,000	70,325	70,325
Current portion - long term debt		1,211,299		1,211,299	1,225,000	1,225,000
Total current liabilities	1,506,085	3,506,123	119,084	1,355,383	2,920,325	6,696,234

Long-Term Liabilities:
Notes payable		1,991,508		3,216,508	9,500,000	8,275,000

Total liabilities	$1,506,085	$5,497,631	$119,084	$4,571,891	$12,420,325	$14,971,234

Stockholders' Equity (Deficit):
Series A convertible preferred stock
($.001 parvalue; 2,000,000 shares authorized;
2,000,000 shares issued & outstanding)	$2,000	$-	$-	$-	$-	$2,000
Series B convertible preferred stock
($.001 parvalue; 71,210 shares authorized;
71,208 shares issued & outstanding)					71	71
Common stock
($.001 parvalue; 400,000,000 shares authorized;
57,699,917 shares issued & outstanding)	36,457		28,482		13,192	78,131
Treasury stock				300,000		(300,000)
Additional paid in capital	4,217,282	1,539,737	13,585,672	1,539,737	9,086,487	26,889,441
Accumulated earnings (deficit)	(5,414,520)		(13,665,310)	4,174,620	1,489,510	(21,764,940)
Total shareholders' equity (deficit)	(1,158,781)	1,539,737	(51,156)	6,014,357	10,589,260	4,904,703

Total Liabilities & Stockholders Equity (Deficit)	$347,304	$7,037,368	$67,928	$10,586,248	$23,009,585	$19,875,937

3

				Pro Forma Adjustments
	HTSHC	MWD	BCKE	Debit	Credit	Pro Forma

Revenue:
Sales	$406	$-	$-	$-	$-	$406
Services		11,349,872				11,349,872
Licensing fee - related party			13,375	13,375		-
Total revenue	406	11,349,872	13,375	13,375	-	11,350,278

Cost of Sales/Services						-
Cost of Sales/Services		6,968,849				6,968,849
Depreciation		1,411,438		1,300,408	1,411,438	1,300,408
Total cost of sales/services	-	8,380,287	-	1,300,408	1,411,438	8,269,257

Gross profit	406	2,969,585	13,375	1,313,783	1,411,438	3,081,021

Operating expenses:
Sales, general & adminstrative expense	1,554,647	1,573,484	23,658		23,658	3,128,131
Depreciation & amortization	136	13,541		2,860,837	13,541	2,860,973
Total operating expenses	1,554,783	1,587,025	23,658	2,860,837	37,199	5,989,104

Income (Loss) from Operations	(1,554,377)	1,382,560	(10,283)	4,174,620	1,448,637	(2,908,083)

Other Income (Expense):
Miscellaneous income		6,995				6,995
Gain (loss) on disposal of assets	-	(6,250)				(6,250)
Gain (loss) on note conversion	(23,913)					(23,913)
Interest (expense)	(59,831)	(146,659)				(206,490)
Total other income (expense)	(83,744)	(145,914)	-	-	-	(229,658)

Net Income (Loss)	$(1,638,121)	$1,236,646	$(10,283)	$4,174,620	$1,448,637	$(3,137,741)

4

depreciation:
actual, 2 months ending 06/30/2014	218,814
12 months		1,312,884
admin			12,476
cos			1,300,408

amortization:
customer list - 5 years	14,007,452	2,801,490
finance charges - 3 years	50,613	16,871
non-compete - 5 years	150,000	30,000	2,848,361

		4,161,245

5

Brooklyn Cheesecake & Desserts Company, Inc.
Unaudited Pro Forma Adjustments to Combined Financial Statements
9/30/2014

(a) to record impact of merger with Meridian Waste Services, LLC

	Debit	Credit

Depreciation & amortization	$-	$17,028
Cost of sales/services - depreciation		$486,972
Depreciation & amortization	1,400,745
Depreciation & amortization	8,436
Depreciation & amortization	15,000
Intangible assets, net		1,424,181
Depreciation & amortization	21,390
Cost of sales/services - depreciation	635,052
Property & equipment, net		152,442

	$2,080,623	$2,080,623

(b) to record impact of merger with Brooklyn Cheescake & Desserts Company, Inc.

Cash	$-	$1,078
Accounts receivable, related party		54,403
Intangible assets, net		16,125
Accounts payable & accrued expenses	21,464
Notes payable - related party	105,105
Accumulated earnings (deficit)		51,156
Licensing fee - related party	6,678
Sales, general & administrative expense		10,485

	$133,247	$133,247

6

				Pro Forma Adjustments
	HTSHC	MWD	BCKE	Debit	Credit	Pro Forma
Current Assets:
Cash	$384,166		$1,078	$-	$1,078	$384,166
Accounts receivable, trade	689,716					689,716
Accounts receivable, related party			54,403		54,403	-
Employee advance	580					580
Prepaid expenses	198,715					198,715
Total current assets	1,273,177	-	55,481	-	55,481	1,273,177

Other Assets:
Property & equipment, net	7,583,214				152,442	7,430,772
Capitalized software	388,681					388,681
Intangible assets, net	13,021,247		16,125		1,440,306	11,597,066
Deposits	8,303					8,303

Total assets	$22,274,622	$-	$71,606	$-	$1,648,229	$20,697,999

Current Liabilities:
Accounts payable & accrued expenses	$612,685	$-	$21,464	$21,464	$-	$612,685
Notes payable - related party	276,250		105,105	105,105		276,250
Convertible notes payable	568,146					568,146
Deferred revenue	1,993,062					1,993,062
Other current liabilities	1,639,555					1,639,555
Current portion - long term debt	1,195,333					1,195,333
Total current liabilities	6,285,031	-	126,569	126,569	-	6,285,031

Long-Term Liabilities:
Notes payable	9,352,211					9,352,211

Total liabilities	$15,637,242	$-	$126,569	$126,569	$-	$15,637,242

Stockholders' Equity (Deficit):
Series A convertible preferred stock
($.001 parvalue; 2,000,000 shares authorized;
2,000,000 shares issued & outstanding)	$2,000	$-	$-	$-	$-	$2,000
Series B convertible preferred stock
($.001 parvalue; 71,210 shares authorized;
71,210 shares issued & outstanding)	71					71
Common stock
($.001 parvalue; 400,000,000 shares authorized;
57,699,917 shares issued & outstanding)	57,700		28,482			86,182
Additional paid in capital	14,209,518		13,585,672			27,795,190
Accumulated earnings (deficit)	(7,631,909)		(13,669,117)	2,087,301	565,641	(22,822,686)
Total shareholders' equity (deficit)	6,637,380	-	(54,963)	2,087,301	565,641	5,060,757

Total Liabilities & Stockholders Equity (Deficit)	$22,274,622	$-	$71,606	$2,213,870	$565,641	$20,697,999

7

				Pro Forma Adjustments
	HTSHC	MWD	BCKE	Debit	Credit	Pro Forma

Revenue:
Sales	$1,784				$-	$1,784
Services	4,827,855	4,251,674				9,079,529
Licensing fee - related party			6,678	6,678		-
Total revenue	4,829,639	4,251,674	6,678	6,678	-	9,081,313

Cost of Sales/Services
Cost of Sales/Services	3,153,111	2,524,064				5,677,175
Depreciation	561,259	486,972		635,052	486,972	1,196,311
Total cost of sales/services	3,714,370	3,011,036	-	635,052	486,972	6,873,486

Gross profit	1,115,269	1,240,638	6,678	641,730	486,972	2,207,827

Operating expenses:
Sales, general & adminstrative expense	1,581,570	690,383	10,485		10,485	2,271,953
Depreciation & amortization	1,205,982	17,028		1,445,571	17,028	2,651,553
Total operating expenses	2,787,552	707,411	10,485	1,445,571	27,513	4,923,506

Income (Loss) from Operations	(1,672,283)	533,227	(3,807)	2,087,301	514,485	(2,715,679)

Other Income (Expense):
Interest expense	(182,420)	(183,205)				(365,625)
Total other income (expense)	(182,420)	(183,205)	-	-	-	(365,625)

Net Income (Loss)	$(1,854,703)	$350,022	$(3,807)	$2,087,301	$514,485	$(3,081,304)

8

depreciation:
actual, 2 months ending 06/30/2014	218,814
6 months		656,442
admin			21390
cos			635,052

amortization:
customer list - 5 years	14,007,452	1,400,745		466915.1
finance charges - 3 years	50,613	8,436		2811.833
non-compete - 5 years	150,000	15,000		5000

		2,080,623		474726.9

9